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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Securities Exchange Act of 1934

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AGNC Investment Corp.
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AGNC INVESTMENT CORP.
NOTICE OF 2026 ANNUAL MEETING OF
STOCKHOLDERS TO BE HELD ON APRIL 16, 2026

DATE AND TIME:	Thursday, April 16, 2026, at 9:00 a.m., Eastern Time

WHERE:	The Annual Meeting will be held in a virtual format. The virtual meeting site is www.virtualshareholdermeeting.com/AGNC2026.

ITEMS OF BUSINESS:	1)	To elect the Board of Directors, with each director serving a one-year term and until his or her successor is elected and qualified;

	2)	To approve an advisory resolution on executive compensation;

	3)	To consider and vote upon the ratification of the appointment of Ernst & Young LLP to serve as our independent public accountant for the year ending December 31, 2026; and

	4)	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Stockholders will have an opportunity to submit questions in advance of and during the meeting.

WHO CAN VOTE:	You are entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment of the Annual Meeting if you were a common stockholder of record at the close of business on February 20, 2026.

MEETING DETAILS:	Attendance at the meeting is limited to holders of common stock as of the close of business on February 20, 2026. For details regarding our virtual annual meeting, including how to attend and how to submit questions, see Questions 14 and 15 of “Questions and Answers About the 2026 Annual Meeting and Voting” in this proxy statement.

If you are a beneficial owner (you own your shares through a broker, bank, or other nominee) and plan on attending, voting, or asking questions at the 2026 Annual Meeting, you may need to contact your broker, bank, or other institution where you hold your shares if you have questions about obtaining your control number. Please see Question 14 in “Questions and Answers About the 2026 Annual Meeting and Voting” for more information about accessing the annual meeting.

DATE OF DISTRIBUTION:	This notice, the proxy statement, the accompanying proxy card, and our annual report to stockholders, which includes our annual report on Form 10-K with audited financial statements for the year ended December 31, 2025, are first being sent to our common stockholders on or about March 6, 2026.

BY ORDER OF THE BOARD OF
DIRECTORS,
Kenneth L. Pollack
Executive Vice President and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 16, 2026

This proxy statement and our annual report to stockholders, which includes our annual report on Form 10-K for the fiscal year ended December 31, 2025, are available free of charge on the internet at www.AGNC.com/2026proxymaterials.

AGNC INVESTMENT CORP. AT A GLANCE
PROXY SUMMARY
Items to Be Voted

Proposal	Board Recommendation	Page
Proposal 1: Election of Directors	FOR	11

Proposal 2: Advisory Resolution to Approve Executive Compensation	FOR	17

Proposal 3: Ratification of Appointment of Independent Public Accountant	FOR	18

How to Vote Your Shares
Your vote is important, and we urge you to cast your vote as soon as possible. You may vote through the internet, by telephone, by mailing your completed proxy card (or voting instruction form, if you hold your shares through a broker, bank, or other nominee), or online during the virtual 2026 Annual Meeting (the “Annual Meeting”). See “Questions and Answers About the 2026 Annual Meeting and Voting” on page 54 of this proxy statement for additional information regarding voting.

Participation in the Meeting
Our Annual Meeting will be held exclusively online in a virtual format to expand stockholder access and participation. There will be no physical location for the Annual Meeting, and you will not be able to attend in person. We are taking meaningful steps to facilitate the attendance and participation of our stockholders at the Annual Meeting, including by providing support for technical assistance during the meeting, allowing stockholders to submit questions in advance of and during the meeting, and addressing as many stockholder questions at the meeting as time allows. More information about how stockholders can access the Annual Meeting is provided in the “Questions and Answers About the 2026 Annual Meeting and Voting” section on page 54 of this proxy statement.

AGNC INVESTMENT CORP. - Proxy Statement	i

AGNC INVESTMENT CORP. AT A GLANCE

AGNC INVESTMENT CORP. AT A GLANCE
AGNC Investment Corp. (“AGNC,” the “Company,” “we,” “our,” and “us”) is a leading provider of private capital to the U.S. housing market, enhancing liquidity in the residential real estate mortgage markets and, in turn, facilitating homeownership in the U.S.

AGNC is an internally managed mortgage real estate investment trust ("REIT") built with the objective of generating favorable long-term stockholder returns with a substantial dividend yield component through levered investments in Agency residential mortgage-backed securities ("Agency MBS").

We invest primarily in high-quality Agency MBS assets guaranteed against credit losses by Fannie Mae, Freddie Mac, or Ginnie Mae. The Agency MBS market is considered a pillar of the U.S. financial system, as it plays a vital role in providing liquidity to homeowners through the U.S. housing and mortgage markets.

THE OBJECTIVE

Favorable long-term stockholder returns with a substantial dividend yield component

THE OPPORTUNITY

Agency-guaranteed residential MBS investments paired with highly attractive funding

THE IMPACT

Permanent capital supporting American homeownership across generations

2008
YEAR FOUNDED

$94.8 B
INVESTMENT PORTFOLIO

$12.4 B
STOCKHOLDERS' EQUITY CAPITAL

559%
TOTAL STOCK RETURN SINCE IPO

$15 B+
COMMON STOCK DIVIDENDS DECLARED SINCE INCEPTION

1.19%
OPERATING EXPENSE STRUCTURE

Investment portfolio and stockholders’ equity capital as of December 31, 2025. Total stock return since IPO and dividends declared since inception are shown through December 31, 2025. Total stock return is measured from AGNC’s May 2008 IPO and includes price appreciation and dividend reinvestment; dividends are assumed to be reinvested at the closing price of the security on the ex-dividend date. Operating expense structure reflects AGNC's operating expenses as a percentage of average stockholders’ equity for the twelve months ended December 31, 2025. Past performance is not indicative of future results. Source: Bloomberg.

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AGNC INVESTMENT CORP. AT A GLANCE

From our May 2008 IPO through December 31, 2025, AGNC has declared over $15 billion in common stock dividends, or $50.08 per common share, and has generated a total stock return of 559%, compared to 264% for the S&P 500 Financials Index, 143% for the FTSE NAREIT Mortgage REITs Index, and 122% for the S&P 500 Real Estate Index.

Total Stock Returns Since AGNC's May 2008 IPO[1]

600%
500%
400%
300%
200%
100%
0%
559%
264%
143%
122%
AGNC
S&P 500 Financials Index
FTSE NAREIT Mortgage REITs Index
S&P 500 Real Estate Index

1.    Total stock return is measured from AGNC’s May 2008 IPO through December 31, 2025. Total stock return over a period includes price appreciation and dividend reinvestment; dividends are assumed to be reinvested at the closing price of the security on the ex-dividend date. Source: Bloomberg.

Qualified Leadership

Management Team

Our AGNC management team possesses a broad mix of expertise and experience and has worked together as a team for ten years. The team is led by Peter Federico, our President, Chief Executive Officer, and Chief Investment Officer, who joined the Company in 2011. Ms. Bell, the Company’s Chief Financial Officer, has been responsible for AGNC’s accounting and financial reporting since its inception in 2008, and Sean Reid, our Executive Vice President for Strategy and Corporate Development, and Kenneth Pollack, our General Counsel, Chief Compliance Officer, and Secretary, have each served in their respective roles for a decade or more.
Board of Directors

AGNC’s Board of Directors (the “Board”) is currently comprised of ten members, including eight independent directors, whose diverse range of experience and backgrounds makes them highly qualified to oversee our strategy, operations, and risk management. As part of its annual process, the Compensation and Corporate Governance Committee of the Board (the “Compensation Committee”) evaluates the Board’s backgrounds, skill sets, experience, and other qualifications to ensure they align with the Company’s go-forward strategy. Gary Kain, previously our Chief Executive Officer and Chief Investment Officer, serves as Executive Chair of the Board. Prue Larocca serves as the Lead Independent Director and the Board’s Vice Chair. Further discussion of the responsibilities of Ms. Larocca and Mr. Kain are on page 1 under “Board Leadership Structure.”

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AGNC INVESTMENT CORP. AT A GLANCE

Director Nominees

			Committees
Name	Director Since	Independent	Audit	Compensation & Corporate Governance	Executive	Pricing
Donna J. Blank	2018	✓	Chair		✓	✓
Morris A. Davis	2026[1]	✓		✓
Peter J. Federico (Chief Executive Officer)	2021					✓
John D. Fisk	2019	✓		Chair
Christine L. Hurtsellers	2026	✓	✓
Andrew A. Johnson, Jr.	2021	✓	✓
Gary D. Kain (Executive Chair)	2016				✓	✓
Prue B. Larocca (Lead Independent Director and Vice Chair)	2013	✓	✓	✓	Chair	Chair
Paul E. Mullings	2016	✓		✓
Frances R. Spark	2019	✓	✓
1.    Dr. Davis previously served on the Company’s Board from May 2008 to March 2025, when he resigned from his position to join the Council of Economic Advisors to the President as Chief Housing Economist. His service at the Council of Economic Advisors ended in November 2025, and he was reappointed to the Board in January 2026.

1.    Metrics as of February 20, 2026. Board tenure calculations include Dr. Davis’s prior service on our Board.

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AGNC INVESTMENT CORP. AT A GLANCE

Director Skills Matrix

Skill	Donna Blank	Morris Davis	Peter Federico	John Fisk	Christine Hurtsellers	Andrew Johnson	Gary Kain	Prue Larocca	Paul Mullings	Frances Spark

Leadership	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Mortgage-Backed Securities and Housing Finance	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Monetary Policy/Interest Rates	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Risk Management	✓		✓	✓	✓	✓	✓	✓	✓	✓
Fixed Income	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Public Company Governance	✓	✓	✓	✓	✓		✓	✓	✓	✓
Human Capital Management/Executive Compensation	✓		✓	✓	✓	✓	✓	✓	✓	✓
Capital and Portfolio Management	✓		✓	✓	✓	✓	✓		✓	✓
Capital Markets and M&A	✓		✓		✓		✓	✓	✓	✓
Regulatory and Legal Compliance	✓			✓	✓		✓	✓	✓	✓

Director Skills	Definition

Leadership	Current or former chief executive officer, chief financial officer, business unit, or operations head

Mortgage-Backed Securities and Housing Finance	Experience with the primary and secondary markets for residential mortgage transactions, including origination, pooling and securitization, and secondary market investments in such instruments

Monetary Policy/Interest Rates	Understanding of the implications of changes in interest rates and monetary policy decisions on the economy and fixed income markets

Risk Management	Experience in the management of critical business and/or legal risk, understanding of risk management functions, including risk identification/classification; ability to think strategically about risk and provide oversight and advice relating to risk

Fixed Income	Experience in the fixed income market, including as an investor, regulator, or capital markets participant

Public Company Governance	Service on another public company board or other senior-level executive experience providing an understanding of corporate governance practices

Human Capital Management/Executive Compensation	Experience in leadership continuity, succession planning, human capital development, compensation programs, and management of compensation and human capital related risks

Capital and Portfolio Management	Experience with capital management and portfolio investment activities of financial services companies, institutional investors, or investment management businesses

Capital Markets and M&A	Knowledge of capital markets and experience with raising money from institutional investors as well as public markets; experience with acquisition, disposition, or consolidation of companies or business units

Regulatory and Legal Compliance	Experience in regulatory, legal, and public policy matters

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AGNC INVESTMENT CORP. AT A GLANCE
Stockholder Engagement
We actively engage with and value the opinions of our stockholders, which have influenced the evolution of our compensation program, corporate governance practices, and corporate responsibility and human capital management efforts. We value regular engagement with our stockholders, including through our quarterly earnings calls, investor conferences, fall and spring engagement campaigns, and outreach through our Investor Relations department. In 2025, we participated in eight investor conferences and three non-deal investor roadshows, held over 180 meetings and calls with institutional investors, engaged with financial advisors through network conference calls, and responded to over 360 letters, emails, and calls from retail investors. In the fall of 2025, we engaged in a robust outreach program, contacting our top 50 stockholders by shares of common stock owned, which collectively represented 87% of our common stock owned by institutions, and the two largest proxy advisory firms for the opportunity to engage on any aspect of our business of interest to them, including corporate governance, corporate responsibility, and compensation practices. In our calls with institutional investors who accepted our meeting request, we discussed our corporate governance practices, board refreshment, executive compensation, and corporate responsibility. Stockholders with whom we spoke expressed overall support for our practices in these areas and the quality of our disclosure.

In December, we published our fifth annual Corporate Responsibility Report, which again included disclosures consistent with the recommendations of the Sustainability Accounting Standards Board (“SASB”) and the Task Force on Climate-related Financial Disclosures (“TCFD”) framework and disclosure of AGNC’s Scope 1 and Scope 2 greenhouse gas emissions (“GHG”) and energy consumption data. In 2025, we purchased renewable energy certificates to offset the entirety of our 2024 Scope 2 GHG emissions. We recorded zero Scope 1 emissions in 2024.
 Executive Compensation Program Overview, Philosophy and Structure, and Evolution

Our Compensation Committee has implemented a compensation program that links pay with performance, aligns executive objectives and incentives with our stockholders’ interests, and promotes operating efficiency. In addition, we believe our compensation program is competitive given AGNC’s size, scale, business, and management structure; promotes retention of our employees; and is well-governed and transparent. All AGNC employees, including our named executive officers (“NEOs”), receive a combination of base salary, short-term incentives in the form of an annual cash bonus opportunity, and long-term incentives (“LTI”) in the form of restricted stock units (“RSUs”). The long-term equity incentives awarded to our NEOs and other senior-level employees consist of a combination of performance-based RSUs and time-based RSUs.
As part of its ongoing evaluation of our compensation practices and in response to stockholder feedback, the Compensation Committee has over time made a number of meaningful changes to our compensation program and the corporate scorecard (“Corporate Scorecard”) used to evaluate performance since the compensation program was first implemented in 2016. Those changes included ensuring a substantial allocation of our NEOs’ total target compensation to long-term equity, simplifying the annual Corporate Scorecard to increase reliance on financial performance, better aligning our strategic objectives to factors expected to drive long-term performance, and including additional context for our compensation programs in our Compensation Discussion and Analysis. In connection with its review of our pay practices for 2025, the Compensation Committee adjusted target level NEO pay for each of our NEOs. Messrs. Federico, Pollack and Reid and Ms. Bell each received increases to their target total compensation. The Compensation Committee decreased the total target compensation for Messrs. Kain and Kuehl in light of the evolution of Mr. Kain’s position as Executive Chair and Mr. Kuehl’s move from the role of Chief Investment Officer to Senior Vice President, Head of Investment Research and Strategy, which is not an executive officer position. Additional information regarding 2025 compensation are included in the Compensation Discussion and Analysis. As described in our Compensation Discussion and Analysis, NEO compensation is heavily weighted towards performance-based pay, with a meaningful percentage in the form of LTI awards with vesting based on company performance over a three-year period. At our 2024 Annual Meeting, 92% of our stockholders present or represented at the meeting and entitled to vote on the matter supported our advisory resolution on executive compensation.

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BOARD AND GOVERNANCE MATTERS
BOARD AND GOVERNANCE MATTERS
Our Board is currently comprised of eight independent directors, our Executive Chair, and our CEO. The following table sets forth the current members of our Board and their committee membership:

Name	Director Since	Audit [1]	Compensation & Corporate Governance[2]	Executive	Pricing
Donna J. Blank*	2018	Chair		✓	✓
Morris A. Davis*	2026[3]		✓
Peter J. Federico (Chief Executive Officer)	2021				✓
John D. Fisk*	2019		Chair
Christine L. Hurtsellers*	2025	✓
Andrew A. Johnson, Jr.*	2021	✓
Gary D. Kain (Executive Chair)	2016			✓	✓
Prue B. Larocca* (Lead Independent Director and Vice Chair)	2013	✓	✓	Chair	Chair
Paul E. Mullings*	2016		✓
Frances R. Spark*	2019	✓
*    Director is “independent” as defined in Rule 5605(a)(2) of The Nasdaq Listing Rules (the “Nasdaq rules”).
1.    Each member of the Audit Committee is “independent” as defined in Rules 5605(a)(2) and 5605(c)(2) of the Nasdaq rules and Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”). The Board has determined that Mss. Blank and Spark are each an “audit committee financial expert” as defined in Item 407 of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).
2.    Each member of the Compensation and Corporate Governance Committee is “independent” as defined in Rules 5605(a)(2) and 5605(d)(2) of the Nasdaq rules.
3.    Dr. Davis previously served on the Company’s Board from May 2008 to March 2025, when he resigned from his position to join the Council of Economic Advisors to the President as Chief Housing Economist. His service at the Council of Economic Advisors ended in November 2025, and he was reappointed to the Board in January 2026.
Board Leadership Structure
We believe that objective, independent oversight of management is central to our corporate governance, as well as execution of our strategic objectives and alignment with the long-term interests of our stockholders. The Board believes that the optimal leadership structure for AGNC may evolve over time as a result of a number of factors, including changes in our strategy, market conditions, and the composition of our Board and management personnel. Accordingly, the Board regularly evaluates the most effective leadership structure for the Company. The Board believes that separating the positions of Chair and Chief Executive Officer is the best corporate governance leadership structure for us at this time and that independent directors should play a significant role in Board leadership. Since the transition of our executive leadership in July 2021, Mr. Kain has served as Executive Chair of the Board; Ms. Larocca serves as Lead Independent Director and Vice Chair, and Mr. Federico serves as our Chief Executive Officer.
Ms. Larocca, in her role as Lead Independent Director and Vice Chair, is empowered with robust, well-defined duties and actively collaborates with our Chief Executive Officer and Executive Chair on a wide variety of issues. In his role as Executive Chair, Mr. Kain serves as a resource to Mr. Federico and consults with the Company’s senior management on significant strategic decisions and business-plan execution. He and Ms. Larocca collaborate closely to shape and implement the Board’s agenda and to facilitate the oversight of AGNC’s operations and strategy. The chart below highlights the principal responsibilities of our Executive Chair and Lead Independent Director and their collaboration with other members of the Board and AGNC’s management team.

AGNC INVESTMENT CORP. - Proxy Statement	1

BOARD AND GOVERNANCE MATTERS

Responsibilities and Collaboration Among our Lead Independent Director and Executive Chair

Lead Independent Director and Vice Chair	Executive Chair
•elected by and acts as leader of independent directors
•chairs meetings of the independent directors and the Executive Committee and chairs meetings of the Board of Directors when the Executive Chair is not present or is recused
•serves on all Board committees to facilitate support of committee chairs and coordination of committee work
•able to call meetings of the independent directors and special meetings of the Board of Directors
•collaborates with the Executive Chair, the CEO, the Secretary, and committee chairs to approve scheduling of meetings, develop agendas, and oversee the content and distribution of materials
•serves as a liaison between management and the independent directors and ensures that the information needs of independent directors are satisfied
•together with the chair of the Compensation Committee, leads the performance evaluation of the Executive Chair and the Chief Executive Officer
•together with the Executive Chair, facilitates identification and resolution of potential conflicts of interest and establishes expectations regarding culture of compliance throughout the Company
•communicates on behalf of the independent directors with stockholders, proxy advisory firms, and other stakeholders, as necessary

•elected by all directors
•chairs all regular and special meetings of the Board
•serves on the Executive Committee
•together with the Vice Chair, facilitates identification and resolution of potential conflicts of interest and establishes expectations regarding culture of compliance throughout the Company
•collaborates with the Lead Independent Director, CEO, Secretary, and committee chairs to call and schedule Board meetings, develop agendas, and oversee the content and distribution of materials
•as necessary, provide advice and counsel to the Chief Executive Officer on significant strategic decisions and other important matters
•as necessary, is available as an additional management resource in the event of a crisis or interruption in business continuity
•evaluates and reports to the independent directors as requested regarding the Chief Executive Officer’s performance

AGNC is committed to maintaining strong, independent leadership on the Board. Our Board has a policy, consistent with the Nasdaq rules and good corporate governance, to have our independent directors meet regularly without members of management or employee directors present to facilitate the Board’s independent oversight of management. Presently, our independent directors meet during our Board’s regular quarterly meetings and may hold additional meetings at the request of the Lead Independent Director or a majority of the directors.
Each of our Board’s Audit Committee and Compensation Committee is composed entirely of independent directors. These independent committees of our Board also have the authority under their respective charters to hire independent advisors and consultants at the Company’s expense to assist them in performing their duties. The chairs of the Audit and Compensation Committees set meeting agendas in consultation with our Secretary. A majority of our Board’s Executive Committee also consists of independent directors. Our Board has determined that all of the current directors, except Messrs. Federico and Kain, are “independent” as defined in the Nasdaq rules.
Corporate Governance
Our Board maintains strong corporate governance practices, which are memorialized in our Corporate Governance Guidelines, to support its oversight responsibilities. These guidelines, together with our Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”), Amended and Restated Bylaws (our “Bylaws”), and committee charters of the Audit Committee and the Compensation Committee, form the basis for performance of our governance activities. All of these documents are available in the Investors section of our website at investors.agnc.com/corporate-governance-documents.

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BOARD AND GOVERNANCE MATTERS

CORPORATE GOVERNANCE HIGHLIGHTS
•Annual election of directors
•Directors elected by majority voting, with a resignation policy for directors who do not receive a majority support
•Board Chair and CEO roles are separated
•Robust independent Board leadership, with Lead Independent Director also serving as Vice Chair
•No director serves on more than two other boards of public companies or mutual fund complexes
•Average Board tenure of 7.8 years, with three directors having tenure less than five years
•Regular meetings of independent directors without members of management
•Stock ownership guidelines for directors and executive officers
•Robust stockholder engagement program, including annual outreach campaign to institutional investors
•Anti-hedging and pledging policy for directors and executive officers
•Clawback policy for incentive compensation
•No stockholder rights plan or “poison pill”
•Comprehensive Code of Ethics and Conduct and Corporate Governance Guidelines
•Annual Board, committee, and individual director assessment process
•100% attendance at 90% of our Board and committee meetings in 2025
•Membership in the National Association of Corporate Directors (the “NACD”), a leading authority on corporate boardroom and governance practices

Amendments to AGNC’s Certificate of Incorporation to Eliminate Certain Supermajority Voting Provisions
At the 2022 and 2023 Annual Meetings, we included on the agenda, and the Board recommended that stockholders vote in favor of, amendments to our Certificate of Incorporation eliminating certain supermajority voting provisions. Under the provisions of AGNC’s Certificate of Incorporation, approval of these amendments requires the affirmative vote of at least 66% of all shares of common stock entitled to vote on the matter. Although stockholders who cast votes at the meetings voted overwhelmingly in favor of the amendments, stockholder participation was well below the threshold required to pass the proposals and declined year over year. Based on information available to the Company, approximately 60% of the Company’s shares of common stock are held by investors in individual brokerage accounts who, as a group, have very low vote participation in stockholder meetings and are very challenging to reach via traditional stockholder outreach efforts. The Company has not included these amendments on the meeting agenda since 2023 after considering the prior meeting results and evaluating the likelihood of the measures being approved considering the continued high percentage of the Company’s common stock held by retail investors, the limited effectiveness of proxy solicitation efforts, and the low percentage of votes cast on the matter in prior meetings. After evaluating these factors again in anticipation of the 2026 Annual Meeting, the Company has elected not to include the proposed amendments on the agenda in 2026. The Company will continue to evaluate the factors and considerations outlined herein and will endeavor to include the amendments on a future meeting agenda at such time that the Company concludes approval is substantially more likely.

Committees of the Board of Directors
Our Board’s principal standing committees and their primary functions are described below.
Audit Committee
This committee assists the Board in overseeing:
•our accounting and financial reporting processes;
•the integrity and audits of our financial statements;
•the adequacy of our internal control over financial reporting, including controls relating to the preparation of our financial statements;
•our internal audit department and its annual scope of work;
•cybersecurity and other risks to information technology systems;
•our compliance with legal and regulatory requirements;
•compliance with our Code of Ethics and Conduct (“Code of Ethics”);
•the qualifications and independence of our independent registered public accounting firm; and
•the performance of our independent registered public accounting firm and our internal audit department.
The Audit Committee is also responsible for engaging an independent registered public accounting firm, reviewing the plans and results of the audit engagement with the independent registered public accounting firm, approving professional services provided by the independent registered public accounting firm, considering the range of audit and non-audit fees, and preparing a report on the review of the Company’s audited financial statements as required to be included in our proxy statement. The committee’s meetings include, whenever appropriate, executive sessions with our independent external auditors, without the presence of management.

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BOARD AND GOVERNANCE MATTERS
Compensation and Corporate Governance Committee
This committee’s principal functions are to:
•oversee and review our compensation structure and practices with respect to our executive officers, employees, and members of the Board, including compensation plans, and make recommendations to the Board on these matters;
•set the terms of employment of our executive officers and recommend CEO and Executive Chair compensation decisions for approval by the independent directors on our Board;
•administer our equity and incentive plans as and to the extent delegated authority by the Board;
•review and make recommendations to the Board on executive succession plans and leadership development;
•oversee matters relating to human capital management, including the hiring, development, retention, and satisfaction of our employees and our policies and practices for diversity, equity, and inclusion;
•make recommendations to the Board regarding oversight of AGNC’s corporate social responsibility strategies and practices;
•monitor and facilitate our governance, including the composition of the Board and its functioning and operations pursuant to our Corporate Governance Guidelines;
•review and evaluate the sufficiency of our Code of Ethics;
•oversee evaluation of our CEO, Executive Chair, and other executive officers; and
•review and approve the disclosure regarding the Company’s compensation and benefits matters and prepare a report on executive compensation, each as required to be included in our proxy statement for our annual meetings.
The Compensation Committee also serves as the Board’s standing nominating committee and as such performs the following functions:
•developing and recommending to the Board Corporate Governance Guidelines, including the committee’s selection criteria for director nominees;
•identifying, recruiting, and recommending to the Board qualified candidates for election as directors and recommending a slate of nominees for election as directors by our common stockholders at the annual meeting of stockholders;
•recommending to the Board nominees for each committee of the Board;
•overseeing the orientation process for new directors and continuing education of all directors; and
•annually facilitating an assessment of the Board, Board committee, and individual director performance and making reports thereon to the Board.
Under its charter, the Compensation Committee has the authority to select, retain, and terminate compensation consultants. The Compensation Committee retains Frederic W. Cook & Co., Inc. (“FW Cook”) to provide advice and counsel on the design and implementation of our compensation program and on regular evaluation of the compensation of our executives and non-employee directors.
Executive Committee
This committee has the authority to exercise all powers of the Board except for actions that must be taken by the full Board under Delaware law, our Certificate of Incorporation, or Bylaws.
Pricing Committee
This committee has the authority to approve debt and equity securities offerings under our shelf registration statement, including the amount, price, and terms of such securities, consistent with Delaware law, our Certificate of Incorporation, and Bylaws.
Board and Committee Meetings
The Board generally holds regular quarterly meetings and meets on other occasions, as necessary. The Board held eight regular meetings during 2025. In addition, the independent directors met separately in executive sessions to discuss various matters, including our performance and the performance of our Executive Chair, Chief Executive Officer, and other executive officers.
Each of the Audit Committee and the Compensation Committee schedules regular meetings to coincide with the quarterly in-person meetings of the Board and also meets at the request of senior management or at such other times as its Chair determines. The Chair of each Committee, in consultation with our Secretary, sets the agendas for the meetings. Each committee reports to the Board on its activities at the next regularly scheduled Board meeting following its committee meetings and when appropriate. During 2025, the Audit Committee held five meetings, and the Compensation Committee held eight meetings. The Board periodically conducts a multi-day meeting devoted to reviewing the Company’s strategy, macro trends impacting our business, and other topics of interest to our directors, including relevant continuing education sessions. The most recent such meeting occurred in December 2025.
Each of our independent directors attended all of the meetings of the Board and committees on which he or she served in 2025 with the exception of two directors who were each unable to attend one Board meeting. Although we do not have a policy on director attendance at the Annual Meeting, directors are encouraged to attend, and each of our directors attended the 2025 Annual Meeting.

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BOARD AND GOVERNANCE MATTERS
Director Nomination Process
Nominations for election to the Board may be made by the Compensation Committee or by any common stockholder entitled to vote for the election of directors in accordance with the procedures set forth in our Bylaws and as provided by applicable law. Candidates recommended by common stockholders will be evaluated by the Compensation Committee under the same criteria that are applied to other candidates.
Board Membership Criteria
The Compensation Committee endeavors to identify, recruit, and nominate candidates based on the following eligibility and experience criteria: a candidate’s integrity and business ethics, strength of character, judgment, experience, temperament, and independence, as well as factors relating to the composition of the Board, including its size and structure, the relative strengths and experience of current directors, and principles of diversity, including diversity of experience, personal and professional backgrounds, race, gender, ethnicity, and age.

The Compensation Committee recognizes the importance of a range of viewpoints, experience, and backgrounds to a well- functioning Board. The committee does not have formal objective criteria for diversity on our Board, but 50% of new director nominations since 2019 have been women or minority candidates. The Board revised its Corporate Governance Guidelines in 2021 to reflect its undertaking to instruct any third-party search firm engaged in a director search on our behalf to include in the initial list of candidates individuals reflecting diverse backgrounds. In nominating candidates to the Board, the committee determines whether the incumbent director is willing to stand for re-election. If so, the committee evaluates individual contributions to determine suitability for continued service, taking into consideration the Board’s criteria for candidates, the Board evaluation process, and other perceived needs of the Board. The Company maintains a corporate membership in the NACD, which provides each director with access to continuing education, research materials, and publications relating to corporate governance, board leadership, and other topical information. The Company also reimburses directors for participation in professional development opportunities. A number of our directors have participated in continuing education and certification programs, including in the areas of cybersecurity, corporate governance, and climate change oversight.

1.    Metrics as of February 20, 2026. Board tenure calculations include Dr. Davis’s prior service on our Board.

The following table provides certain demographic characteristics of our directors.

Board Diversity Matrix
	Female	Male
African American or Black	0	2
White	4	4
Oversight of Strategy and Key Risks
Our Board is responsible for the general oversight of the Company, including our strategic direction, the performance of our executive officers, the Company’s risk management processes, and corporate responsibility initiatives, to ensure that the long-term interests of our stockholders are being served. In performing this oversight function, the Board, directly or through its standing committees, regularly reviews and discusses our corporate strategy and our material strategic, operational, financial, compensation, and compliance risks with senior management.
The Board receives updates from management at each regular meeting on the Company’s performance, market conditions, and other recent developments, including, among other things, risks and opportunities facing us, as well as the strategies used to hedge

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the Company’s exposure to market risks, including interest rate, prepayment, and extension risks. The Board periodically reviews and discusses our broader business strategy with management and in executive session. The Board also regularly reviews our compliance with policies, procedures, risk limits, and processes addressing other operational risks.
The Board recognizes the importance of effective executive leadership and the promotion of an ethical and professional culture throughout our organization. The Board and the Compensation Committee are actively engaged in overseeing succession planning, including a routine review of staffing for critical roles, considering the operational needs of the Company and the potential leadership, industry knowledge, and investment skills of existing employees. Executives and other key employees in the Company are given exposure to the Board during meetings and other events to assist with their development and the Board’s evaluation. In addition, the Board receives updates on management’s strategies for recruiting, developing, and retaining outstanding personnel and minimizing employee turnover, as applicable. At least annually, the Audit Committee reviews employee compliance with our Code of Ethics, and the Compensation Committee annually reviews the sufficiency of the Code of Ethics.
    The Board has delegated certain risk management oversight responsibilities to its committees as follows:
•Financial and Accounting Risk: The Audit Committee oversees the Company’s management of its financial and accounting systems, its internal control over financial reporting, and disclosure controls and procedures through regular meetings with our Chief Financial Officer, senior members of the Company’s internal audit and legal departments, and representatives of the Company’s independent registered public accounting firm.
•Regulatory Compliance Risk: The Board, both directly and through the Audit Committee, receives regular reports from the Company’s Chief Financial Officer, General Counsel, and Head of Internal Audit on regulatory compliance matters, including the Company’s compliance with its REIT qualification and exemption from the Investment Company Act of 1940 and compliance with our Code of Ethics.
•Cybersecurity Risk: The Audit Committee, which is responsible for oversight of information technology and data security controls related to our financial reporting, oversees our management of cybersecurity risk and receives regular reporting on such matters from the Company’s Chief Technology Officer. In delegating responsibility to the Audit Committee, the Board discussed our risk exposure with management, taking into consideration our operations and the types of data retained on our systems.
•Governance Risk: The Compensation Committee also oversees risks related to Board organization, membership, structure, and corporate governance.
•Litigation Risk: The Compensation Committee monitors the Company’s litigation, if any.
•Succession Planning and Human Capital Risk: The Compensation Committee is responsible for ensuring that a succession plan is in place for our executive officers and other key employees and overseeing the Company’s management and development of its human capital.
Corporate Responsibility
We incorporate relevant environmental, social, and governance considerations into our business and day-to-day operations, and we appreciate the interest of our stockholders in these matters. We consider the interests of all our stakeholders—our stockholders, employees, lenders, other counterparties, vendors, and community—in pursuing the long-term success of our business. Our review and

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evaluation of corporate social responsibility issues and opportunities are focused on two areas: our business operations and our investment activity.
Our primary operational focus from a social perspective is our human capital. AGNC is committed to providing all of our employees an engaging, supportive, and inclusive atmosphere in which to grow professionally and contribute to our corporate objectives. We pride ourselves on providing a wide selection of resources to protect and promote our employees’ professional development, health, well-being, financial security, safety, and work-life balance. We offer our employees comprehensive benefits and participation in our long-term equity incentive program, and we have implemented programs that promote cross training, collaboration, and professional growth. We utilize a hybrid work model that allows for meaningful collaboration among employees while also promoting flexibility in individual employee schedules. As a 55-person organization engaged in managing a portfolio primarily consisting of Agency mortgage-backed securities, our business operations have a limited environmental impact, but we regularly evaluate opportunities to reduce our direct environmental effects.
From an investment perspective, our business supports home ownership in the United States, which has long been viewed as an important vehicle of individual wealth creation and aids in the development of strong communities. Our investments in residential mortgage-backed securities and other mortgage-related instruments play a meaningful role in helping Americans become homeowners. As an investor predominantly in Agency mortgage-backed securities, we have limited insight into the location, age, or other characteristics of individual homes or the identity of the mortgage borrowers included in these investments.
Our Board has elected to allocate oversight of these corporate responsibility matters among the Board and our Compensation and Audit Committees rather than delegating responsibility for oversight to a single committee. Our allocation of these matters in this manner allows for each of these committees and the Board to govern and oversee the areas of corporate responsibility relevant to their respective areas of focus in the context of our business.
Our Compensation Committee oversees our approach to human capital management and development, the governance and operations of our Board (including its governance and oversight of corporate social responsibility matters), and the composition and diversity of our Board. As part of its oversight of human capital management and corporate responsibility, the Compensation Committee receives reports on the results of employee surveys and updates from management regarding actions taken to promote development and engagement of our workforce. Our Audit Committee oversees our management’s governance of our business conduct in the areas of financial reporting, information security, legal and regulatory compliance, and compliance with our Code of Ethics. Our full Board oversees our investment guidelines, portfolio and risk management framework, and overall strategic direction, which incorporates our responsibility to the people and communities we serve.
In December 2025, we issued our fifth annual Corporate Responsibility Report, which provides disclosures consistent with the recommendations of the SASB and the TCFD, including Scope 1 and 2 greenhouse gas emissions data. The report provides disclosure on environmental, social, and governance issues and topics most material to our business and operations and further details our ongoing efforts to enhance our corporate responsibility practices. The report is available in the Responsibility section of our website at www.AGNC.com/corporate-responsibility.
Director Compensation
As described in more detail below, we compensate our independent directors with cash retainers and equity-based awards. Directors who are employees of the Company or our subsidiaries do not receive any compensation for service as a member of the Board although we reimburse all directors for travel expenses incurred in connection with Board and committee meetings and Board-related functions. The Compensation Committee periodically reviews the form and amount of compensation paid to our independent directors to ensure it remains consistent with quality corporate governance practices. In these reviews, the Compensation Committee regularly consults with FW Cook for advice on the design and structure of the program, information on recent trends and developments in non-employee director compensation, general industry data, and analyses of the competitiveness of our non-employee director compensation levels relative to comparable companies.
In 2025, independent directors received a cash retainer for service on the Board at the annual rate of $125,000, payable quarterly in advance; the Chairs of our Audit Committee and Compensation Committee each received an additional retainer at an annual rate of $35,000, payable quarterly in advance, and our Vice Chair and Lead Independent Director received an additional annual retainer of $140,000, also payable quarterly in advance. These cash retainer levels were set in 2023 in consultation with FW Cook following the Compensation Committee’s review of market practices at a group of comparable companies and taking into consideration the level of work required of our directors. The Compensation Committee, in consultation with FW Cook, concluded that the cash retainers for independent directors, committee chair positions, and Vice Chair and Lead Independent Director remained reasonable for 2025 in light of the work expected in each role.
The Board believes that a substantial portion of director compensation should consist of equity-based compensation to assist in aligning the long-term interests of our directors with those of our stockholders. On April 17, 2025, each of our independent directors serving on the Board at that time received 21,582 RSUs under the Amended and Restated AGNC Investment Corp. 2016 Equity and Incentive Compensation Plan (the “2016 Equity Plan”), which is described in more detail below. The RSUs vest on the earlier of April 17, 2026 or the date of the 2026 Annual Meeting of Stockholders, subject to the director’s continued service on our Board through the vesting date. Each RSU represents the right to receive an equivalent number of shares of our common stock, plus

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dividend equivalents, subject to the terms of the 2016 Equity Plan. The Compensation Committee recommended the amount of annual equity awards in consultation with FW Cook as part of its review of our director compensation relative to our compensation philosophy and objectives, comparable market practices for independent director compensation, and the work required of our directors.

The following table sets forth the compensation received by each independent director during 2025:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) [1]	Total ($)
Donna J. Blank	160,000	180,000	340,000
Morris A. Davis[2]	40,000	—	40,000
John D. Fisk[3]	151,250	180,000	331,250
Christine L. Hurtsellers[4]	—	—	—
Andrew A. Johnson, Jr.	125,000	180,000	305,000
Prue B. Larocca	265,000	180,000	445,000
Paul E. Mullings	125,000	180,000	305,000
Frances R. Spark	125,000	180,000	305,000
1.    The amounts reported in the “Stock Awards” column represent the grant date fair value of each award granted calculated in accordance with Financial Accounting Standards Board ASC Topic 718, Compensation-Stock Compensation (“ASC 718”), as required by Securities and Exchange Commission (“SEC”) regulations. Each award represents the right to receive 21,582 shares of common stock (calculated by dividing the value of the award by the closing price of a share of common stock on the grant date, which was $8.34 on April 17, 2025). As of December 31, 2025, in connection with these awards, each independent director had unvested RSUs relating to 24,070 shares of common stock, including dividend equivalents on the RSUs.
2.    Dr. Davis resigned from the Board and his position as Chair of the Compensation Committee in March 2025 in connection with his appointment as Chief Housing Economist to the Council of Economic Advisors to the President. His service at the Council of Economic Advisors ended in November 2025, and he was reappointed to the Board in January 2026.
3.    Mr. Fisk was elected Chair of the Compensation Committee in March 2025.
4.    Ms. Hurtsellers was appointed to the Board in December 2025.

The 2016 Equity Plan
The Company maintains the 2016 Equity Plan to provide our directors, executive officers, and other employees with equity incentive compensation. Stockholders initially approved the Company’s equity plan in December 2016 and subsequently approved an amendment and restatement with 91.7% of the shares voted in support at the 2021 Annual Meeting. Subject to adjustment as described in the 2016 Equity Plan, total awards under the 2016 Equity Plan are currently limited to 40,000,000 shares, inclusive of dividend equivalents paid on such awards. These shares may be shares of original issuance or treasury shares or a combination of the two, and awards may be time-vested or performance-vested.
The 2016 Equity Plan authorizes the Compensation Committee to provide equity-based compensation in the form of stock options, appreciation rights, restricted shares, restricted stock units, performance shares, performance units, dividend equivalents, and certain other awards denominated or payable in, or otherwise based on, shares of common stock, plus cash incentive awards, for the purpose of providing our non-employee directors, officers, and other employees, and those of our subsidiaries, incentives and rewards for service or performance. Although various types of awards are authorized under the 2016 Equity Plan, the Company has never made awards other than RSUs to any person. The 2016 Equity Plan places a limit on the dollar value of awards and other compensation that may be made to a director in any year. Independent directors may elect to defer distribution of their awards under the 2016 Equity Plan for a period of up to ten years; deferred awards are non-forfeitable following the vesting date.
The Company’s practice is to make annual equity awards in the form of RSUs to all employees one time per year on or about March 1 of each year, which is after the Company’s announcement of its prior year financial results (generally occurring prior to the end of January) and also typically promptly after public filing of the Company’s Annual Report on Form 10-K. Independent directors receive an annual equity award in the form of RSUs on the date of the Company’s Annual Meeting.
Independent Director Plan
The American Capital Agency Corp. Equity Incentive Plan for Independent Directors (the “Independent Director Plan”), created at the time of our IPO, provided for the issuance of equity-based awards to our independent directors and was terminated when our stockholders approved the 2016 Equity Plan, except with respect to then outstanding awards. Restricted stock units awarded under the Independent Director Plan conferred to the participant the right to receive common stock having a value equal to the number of shares of our common stock that were subject to the award. The holders of awards of restricted stock units were also entitled to receive dividend equivalents and could elect to defer distribution of their equity-based awards for a period of up to ten years. Deferred awards are non-forfeitable after the vesting date.
Stock Ownership Guidelines
Our Board believes that directors more effectively represent the best interests of the Company if they are stockholders themselves. Thus, each independent director is encouraged to own shares of our common stock equal in value to at least 5x the annual

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cash retainer paid to independent directors (which was $125,000 in 2025). Fully vested RSUs that have been deferred and unvested time-based RSUs are included in determining the number of shares held for this purpose. Although our independent directors do not receive performance-based equity awards, for the avoidance of doubt, unvested performance-based awards, if they were awarded, would not be included in the number of shares held for purposes of our share ownership guidelines. Until the stated minimum is met, each independent director must retain at least 50% of the shares of common stock received upon vesting, net of any shares withheld or sold to pay or reimburse taxes on such income. As of February 20, 2026, all of our directors were in compliance with their obligations under our stock ownership guidelines.
In addition, our Board has adopted a policy prohibiting our executive officers and directors from any hedging, pledging, or entering into margin loans with respect to any shares of our common stock (regardless of whether such stock is owned directly or indirectly, as such terms are used in the SEC rules promulgated under the Exchange Act) or from engaging in short sales of our common stock or entering into any other transaction or derivative agreement where they would earn a profit or offset losses due to a decline of our stock price.
The following table sets forth the total stock ownership of our independent directors, including beneficially owned, unvested, and deferred shares, as calculated pursuant to our stock ownership guidelines as of February 20, 2026:

Name	Beneficially Owned Shares (#)	Unvested Shares (#)	Vested/Deferred Shares [1] (#)	Total (#)
Donna J. Blank	21,591	24,325	53,732	99,648
Morris A. Davis[2]	—	—	—	—
John D. Fisk	72,712	24,325	21,412	118,449
Christine L. Hurtsellers	—	—	—	—
Andrew A. Johnson, Jr.	23,524	24,325	46,681	94,530
Prue B. Larocca	117,948	24,325	2,200	144,473
Paul E. Mullings	26,185	24,325	86,603	137,113
Frances R. Spark	34,717	24,325	48,876	107,918
1.    Reflects shares that are fully vested but distribution has been deferred. Pursuant to the terms of the 2016 Equity Plan and the Independent Director Plan, directors may elect to defer distribution of their awards for a period of up to ten years. Deferral does not alter the vesting schedule, and vested and deferred shares are non-forfeitable.
2.    Following his resignation from the Board in March 2025, Dr. Davis disposed of his previously held Company stock pursuant to government ethics requirements related to his position with the Council of Economic Advisors.
Director Resignation Policy
Our Bylaws require a candidate in an uncontested election for director to receive a majority of the votes cast in order to be elected as a director. Under this provision, each vote is specifically counted “for” or “against” the director’s election, unless a common stockholder abstains from voting with respect to the matter. A director nominee is required to receive more votes “for” than “against” to be elected. Pursuant to Delaware law, a director shall remain in office until his or her successor is elected and qualified even if the director has not received a vote sufficient for re-election. Thus, a corporation could have a “holdover” director. However, pursuant to our Board-approved director resignation policy, an incumbent director must tender his or her resignation to the Board if the director is nominated but not re-elected. The policy also requires the Compensation Committee to make a recommendation to the full Board on whether to accept or reject the resignation within 90 days of receipt of the tendered resignation and the full Board to make that determination. The Board would publicly disclose its decision by filing a Current Report on Form 8-K with the SEC within four business days of making its determination.
Any director who tenders his or her resignation pursuant to this policy may not participate in the Compensation Committee recommendation or Board action regarding whether to accept the resignation offer. If each member of the Compensation Committee does not receive a vote sufficient for re-election, then the independent directors who did receive a sufficient vote shall appoint a committee amongst themselves to consider the resignation offers and recommend to the Board whether to accept them. If only three or fewer directors receive a sufficient vote for re-election, all directors (other than the director who tendered the resignation under review) may participate in the action regarding whether to accept the resignation offers.
Certain Transactions with Related Persons
Related Person Transaction Policies
Our Board has adopted a policy regarding the approval of any “related person transaction,” which is any transaction or series of transactions in which we or any of our subsidiaries is or are to be a participant, the amount involved exceeds $120,000, and a “related person” (as defined under SEC rules) has a direct or indirect material interest. Under the policy, a related person would need to promptly disclose to our Secretary any related person transaction and all material facts about the transaction. Our Secretary would then promptly assess and communicate that information to the Audit Committee. Based on its consideration of all of the relevant facts

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and circumstances, the Audit Committee will decide whether or not to approve such transaction and will generally approve only those transactions that do not create a conflict of interest. If we become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction will be referred to the Audit Committee, which will evaluate all options available, including ratification, revision, or termination of such transaction. Our policy requires any director who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction.
Our Code of Ethics, which is reviewed annually by our Board and provided to all of our directors, officers, and employees, requires that all such persons avoid any situations or relationships that involve actual or potential conflicts of interest, or perceived conflicts of interest, between an individual’s personal interests and the interests of AGNC. Pursuant to our Code of Ethics, each of these persons must disclose any conflicts of interest, or actions or relationships that might give rise to a conflict, to their supervisor or our chief compliance officer. If a conflict is determined to exist, the person must disengage from the conflict situation or terminate his or her provision of services to us. Our president and chief executive officer, chief financial officer and principal accounting officer, controller, directors and certain other persons who may be designated by our Board or its Audit Committee, whom we collectively refer to as our financial executives, must consult with our chief compliance officer with respect to any proposed actions or arrangements that are not clearly consistent with our Code of Ethics. In the event that a financial executive desires to engage in a proposed action or arrangement that is not consistent with our Code of Ethics, the financial executive must obtain a waiver of the relevant provisions of our Code of Ethics in advance from our Audit Committee. We intend to post amendments to or waivers from the Code of Ethics (to the extent applicable to our financial executives) on our web site at www.AGNC.com.
Related Person Transactions
We did not enter into any transactions in 2025 in which any related person of ours had any material interest.

Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee during fiscal year 2025 served as an officer, former officer, or employee of ours or had a relationship required to be disclosed under “Board and Governance Matters—Certain Transactions with Related Persons.” Further, during 2025, none of our executive officers served as:
•a member of the compensation committee (or equivalent) of any other entity, one of whose executive officers served as one of our directors or was an immediate family member of a director, or served on our Compensation Committee; or
•a director of any other entity, one of whose executive officers or their immediate family member served on our Compensation Committee.

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PROPOSAL 1: ELECTION OF DIRECTORS
PROPOSAL 1: ELECTION OF DIRECTORS
Pursuant to our Certificate of Incorporation, our common stockholders elect each of the members of the Board annually. The term of each director will expire at the Annual Meeting. Each director has been nominated by the Compensation Committee of the Board in accordance with our Bylaws to stand for re-election at the Annual Meeting and to serve as a director until our Annual Meeting to be held in 2027 and until his or her successor is elected and qualified. It is expected that each of the nominees will be able to serve, but if any such nominee is unable to serve for any reason, the proxies reserve discretion to vote or refrain from voting for a substitute nominee or nominees. A common stockholder using the enclosed form of proxy can vote for or against any or all of the nominees or may abstain from voting for any or all of the nominees.
We believe that all of our nominees possess the personal and professional qualifications necessary to serve as a member of our Board and collectively represent a balance of industry knowledge, skills, and expertise. Our directors have been evaluated by the Compensation Committee pursuant to the guidelines described above under “Board and Governance Matters—Board Membership Criteria,” and the determination was made that each of them fulfills and exceeds the qualities that we look for in members of our Board. Mr. Kain is our Executive Chair, and Mr. Federico is our President, Chief Executive Officer and Chief Investment Officer. All other nominees are independent as defined in the Nasdaq rules.
Summary of Our Board’s Industry and Functional Expertise
We believe that our directors have a diversity of experience and a wide variety of skills and qualifications that strengthen their ability to provide guidance and oversight to the Company and management on behalf of stockholders.

The information set forth below with respect to each of our directors, each of whom is a nominee for election at the Annual Meeting, is as of February 20, 2026. The business address of each nominee is c/o AGNC Investment Corp., 7373 Wisconsin Avenue, 22nd Floor, Bethesda, Maryland 20814. We have highlighted specific attributes for each Board member below.
Director Nominee Biographies and Qualifications

DONNA J. BLANK, 64

Professional Experience:
Ms. Blank is a finance executive with over 30 years of financial and operational experience, primarily in financial services. From 2015 through 2016, she was Chief Financial Officer at ZAIS Group, LLC, an alternative asset manager. While at ZAIS, Ms. Blank also served as the Chief Financial Officer of its externally managed publicly traded residential mortgage REIT and its public holding company. Prior to her role at ZAIS, she served as Chief Financial Officer and Executive Vice President at NFP Corp., a publicly traded insurance brokerage, from 2008 until 2013. From 2003 to 2008, Ms. Blank was Chief Financial Officer at Financial Guaranty Insurance Company, both before and subsequent to its sale by GE Capital to an investor group in late 2003. She currently serves as the Chair of the Audit and Risk Committee at Wellabe Mutual Holding Company. Ms. Blank holds an MBA in Finance and a Master of International Affairs, both from Columbia University. In 2022, she completed the MIT Sloan School of Management Executive Education program in Cybersecurity Leadership. Ms. Blank is an “audit committee financial expert” (as defined in Item 407 of Regulation S-K under the Securities Act).

Director Qualifications:
Ms. Blank’s extensive public company accounting and operational experience in the financial services sector, including her senior executive role at a publicly traded residential mortgage REIT, strengthens our Board’s collective qualifications, skills, experience, and viewpoints.

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PROPOSAL 1: ELECTION OF DIRECTORS

MORRIS A. DAVIS, 54

Professional Experience:
Dr. Davis is the Paul V. Profeta Chair of Real Estate and Professor of Finance and Economics at Rutgers Business School, where he also serves as the Academic Director of the Center for Real Estate. He is also a Visiting Scholar of the Opportunity and Inclusive Growth Institute of the Federal Reserve Bank of Minneapolis and a Visiting Scholar at the Federal Reserve Bank of Chicago. A leading expert on housing markets, real estate finance, and urban economics, he previously held the James A. Graaskamp Chair at the University of Wisconsin-Madison and worked as an economist at the Federal Reserve Board. During 2025, Dr. Davis was the Chief Housing Economist at the Council of Economic Advisors (“CEA”) to the President. He is a sought-after commentator and lecturer on U.S. housing and macroeconomic trends, and his research, cited over 5,400 times, has appeared in top academic journals. Dr. Davis previously served as a Director of the Corporation from May 2008 until March 2025, when he resigned to join the CEA. He was reappointed to the Board in January 2026 following his departure from the CEA. Dr. Davis also serves on the Board of Directors of BOXABL Inc. He holds a Ph.D. in Economics from the University of Pennsylvania.

Director Qualifications:
Dr. Davis’s extensive expertise in economics, housing policy, and finance matters strengthens our Board’s collective qualifications, skills, experience, and viewpoints.

PETER J. FEDERICO, 59

Professional Experience:
Mr. Federico has served as a Director and our Chief Executive Officer since July 2021, Chief Investment Officer since March 2025, and President since March 2018. He previously served as our Chief Operating Officer from March 2018 until July 2021, as Executive Vice President and Chief Financial Officer from July 2016 until March 2018, and as Senior Vice President and Chief Risk Officer from June 2011 until July 2016.

Prior to joining AGNC Investment Corp., Mr. Federico served as Executive Vice President and Treasurer of Freddie Mac from October 2010 through May 2011, where he was primarily responsible for managing the company’s investment activities for its retained portfolio and developing, implementing, and managing risk mitigation strategies. He was also responsible for managing Freddie Mac’s $1.2 trillion interest rate derivative portfolio and short- and long-term debt issuance programs. Additionally, Mr. Federico served in a number of other capacities at Freddie Mac, including as Senior Vice President, Asset & Liability Management, during his tenure with the company, which began in 1988.

Director Qualifications:
Mr. Federico’s knowledge and understanding of our business as our President, Chief Executive Officer, and Chief Investment Officer and his expertise in risk mitigation strategies strengthens our Board’s collective qualifications, skills, experience, and viewpoints.

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PROPOSAL 1: ELECTION OF DIRECTORS

JOHN D. FISK, 69

Professional Experience:
Mr. Fisk retired in March 2019 as the Chief Executive Officer of the FHLBanks Office of Finance, a division of the Federal Home Loan Banks that issues and services all debt securities for the regional Federal Home Loan Banks, supporting borrowings of $1 trillion. Mr. Fisk had previously served as the Deputy Managing Director and Chief Operating Officer of the FHLBanks Office of Finance from 2004 until 2007 when he became the Chief Executive Officer. Prior to joining the FHLBanks Office of Finance, Mr. Fisk was the Executive Vice President of Strategic Planning at MGIC Investment Corporation, one of the nation’s largest providers of mortgage insurance, from 2002 until 2004. Mr. Fisk also serves on the Board of Directors of Enact Holdings, Inc., where he chairs the Risk Committee and is a member of the Independent Capital Committee. Mr. Fisk holds an MBA in Finance and Public Management from The Wharton School at the University of Pennsylvania and a BA from Yale University.

Director Qualifications:
Mr. Fisk’s expertise in the US housing sector, including debt issuance and mortgage insurance, and his senior executive officer experience overseeing human capital management strengthens our Board’s collective qualifications, skills, experience, and viewpoints.

Christine L. Hurtsellers, 62

Professional Experience:
Ms. Hurtsellers, CFA, is a former CEO and chief investment officer with deep experience in risk management and strategic planning in the financial services industry. From 2016 through 2024, she was Chief Executive Officer at Voya Investment Management, a financial services firm with over $360 billion in assets under management. Ms. Hurtsellers also served as Chief Investment Officer, Fixed Income, of Voya Investment Management from 2009 until 2016 and as the Head of Structured Finance and Senior Portfolio Manager of ING Investment Management (predecessor entity to Voya) from 2004 until 2009. Earlier in her career, Ms. Hurtsellers held portfolio management roles at Freddie Mac, AllianceBernstein, and Bank One. She currently serves on the Board of Trustees at Manulife John Hancock Funds and is a board member and the Head of Investment Committee at Chariot RE. Ms. Hurtsellers holds a BA in Finance from the Indiana University Kelley School of Business and is a chartered financial analyst (CFA).

Director Qualifications:
Ms. Hurtsellers’ lengthy tenure leading a major financial services firm and her investment experience in mortgages and the fixed income sector as a whole strengthens our Board’s collective qualifications, skills, experience, and viewpoints.

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PROPOSAL 1: ELECTION OF DIRECTORS

ANDREW A. JOHNSON, JR., 63

Professional Experience:
Mr. Johnson is an investment professional with over 20 years’ experience leading teams focused on fixed income investments. Mr. Johnson served as Managing Director, Head of Global Investment Grade Fixed Income and Chief Investment Officer for Neuberger Berman Investment Advisers, LLC and Neuberger Berman Fixed Income LLC from 2009 to 2019. He retired from his role as Managing Director and Chief Investment Officer in 2019 and transitioned to the role of Senior Diversity and Inclusion Leader at Neuberger Berman Services. In his current position, Mr. Johnson leads the firm’s efforts to improve diversity and inclusion in the workforce across Neuberger Berman entities. Prior to his roles at Neuberger Berman, from 2003 to 2009 Mr. Johnson was a Managing Director, Co-Head Investment Grade Fixed Income and Chief Investment Officer at Lehman Brothers Asset Management, LLC. He currently serves as a Non-Interested Trustee on the Board of Trustees of certain mutual funds advised by Hartford Mutual Funds, Inc. Mr. Johnson holds an MBA in Finance from the University of Chicago and a MSEE and BSEE from Illinois Institute of Technology.

Director Qualifications:
Mr. Johnson’s extensive background in fixed income investments and his experience working to improve diversity and inclusion in the workforce strengthens our Board’s collective qualifications, skills, experience, and viewpoints.

GARY D. KAIN, 60

Professional Experience:
Mr. Kain has served as the Executive Chair of our Board of Directors since July 2021 and has been a Director since March 2016. Previously, he was our Chief Executive Officer from March 2016 until July 2021, Chief Investment Officer from January 2009 until July 2021, and President from April 2011 until March 2018.

Prior to joining AGNC Investment Corp., Mr. Kain was Senior Vice President of Investments and Capital Markets of Freddie Mac from May 2008 to January 2009. He also served as Senior Vice President of Mortgage Investments & Structuring of Freddie Mac from February 2005 to April 2008, during which time he was responsible for managing all of Freddie Mac’s mortgage investment activities for the company’s $700 billion retained portfolio. From 2001 to 2005, Mr. Kain served as Vice President of Mortgage Portfolio Strategy at Freddie Mac. From 1995 to 2001, he was the head trader in Freddie Mac’s Securities Sales & Trading Group, where he was responsible for managing all trading decisions including REMIC structuring and underwriting, hedging all mortgage positions, income generation, and risk management. Prior to that, he served as a senior trader, responsible for managing the adjustable-rate mortgage and REMIC sectors.

Director Qualifications:
Mr. Kain’s extensive and lengthy expertise in the Agency mortgage sector and his deep knowledge of our business as our former Chief Executive Officer and Chief Investment Officer strengthens our Board’s collective qualifications, skills, experience, and viewpoints.

14	AGNC INVESTMENT CORP. - Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

PRUE B. LAROCCA, 74

Professional Experience:
Ms. Larocca has served as our Lead Independent Director since May 2016 and has served as our Vice Chair since July 2021. She previously served as our Chair from May 2016 until July 2021. She is a retired investment banking executive and a widely recognized expert in the areas of housing finance and securitization. Ms. Larocca previously served as a member of the board of the Housing Preservation Foundation, the Washington School for Girls, and the American Securitization Trade Association. Ms. Larocca was a Managing Director of Royal Bank of Scotland (“RBS”) in the Mortgage Backed and Asset Backed Finance Group from 1997 until her retirement from RBS in 2011. Prior to joining RBS, Ms. Larocca was a Senior Vice President at Lehman Brothers in the mortgage finance business, managed the consumer and single-family securitization business for the Resolution Trust Corporation, and practiced law with the firms of Milbank, Tweed, Hadley and McCloy and Kutak Rock. She is a graduate of the Georgetown University Law Center and Indiana University.

Director Qualifications:
Ms. Larocca’s extensive expertise in mortgage finance and asset securitization strengthens our Board’s collective qualifications, skills, experience, and viewpoints.

Director Since: 2016

Board Committees:

- Compensation and Corporate Governance

PAUL E. MULLINGS, 75

Professional Experience:
Mr. Mullings has over 40 years’ experience in the mortgage banking sector. Mr. Mullings served from 2015 until his retirement in 2020 as a Managing Director of The Collingwood Group, a SitusAMC company, a business advisory and risk management firm focused on the financial services industry. From 2005 to 2015, Mr. Mullings served as a Senior Vice President of Freddie Mac in the Single-Family Business division. While at Freddie Mac, he also served on the Operating, Management and Credit Risk Committees. Prior to joining Freddie Mac, Mr. Mullings was a Senior Vice President at J.P. Morgan Chase & Co. from 1997 to 2005 in the home finance area. Previously, Mr. Mullings was the President and Chief Executive Officer of the Mortgage Electronic Registration Systems, Inc. (MERS) and the President and Chief Executive Officer of the Residential Mortgage Division of the First Interstate Bank in Los Angeles. Mr. Mullings received his Overseas Certificate in Business Studies from the College of Arts, Science and Technology in Kingston, Jamaica, following which he became a Member of The Institute of Accounting Staff in conjunction with the Association of Certified Accountants in London, England.

Director Qualifications:
Mr. Mullings’ extensive senior executive officer experience in the mortgage banking sector and the secondary mortgage market strengthens our Board’s collective qualifications, skills, experience, and viewpoints.

AGNC INVESTMENT CORP. - Proxy Statement	15

PROPOSAL 1: ELECTION OF DIRECTORS

FRANCES R. SPARK, 67

Professional Experience:
Ms. Spark is an experienced finance professional with broad expertise in mortgage finance and financial reporting for publicly traded companies, including mortgage REITs. Ms. Spark served as the Chief Financial Officer and Treasurer for CYS Investments, Inc., a publicly traded mortgage REIT that invested predominantly in Agency mortgage-backed securities, from 2009 through 2016. Prior to the internalization of CYS’s management in 2011, Ms. Spark also served as the Chief Financial Officer and Treasurer of CYS’s external manager, Sharpridge Capital Management, LP. She had served as a director and Audit Committee chair of CYS from its initial capitalization in 2006 until shortly after its initial public offering. Prior to CYS, Ms. Spark was the Chief Financial Officer of MVC Capital, Inc., a business development company, from 2003 until 2005. Ms. Spark’s career has included managing Spark Consulting, a privately owned strategic advisory and business consulting firm, and executive positions with financial services firms in the United States and the United Kingdom. She also served as an independent director and a member of the Audit and Risk Committees of Reverse Mortgage Investment Trust, a private finance company operating in the reverse mortgage industry, from 2015 to 2020. Ms. Spark is a Chartered Accountant and previously worked as an auditor with KPMG in the United Kingdom. She holds a BS from the University of Southampton in the United Kingdom. Ms. Spark is an “audit committee financial expert” (as defined in Item 407 of Regulation S-K under the Securities Act).

Director Qualifications:
Ms. Spark’s public company accounting, finance, and risk management expertise in the mortgage REIT sector, including her role as a senior executive officer at a publicly traded residential mortgage REIT, strengthens our Board’s collective qualifications, skills, experience, and viewpoints.

Conclusion and Recommendation; Vote Required
The election of directors nominated in Proposal 1 requires the affirmative vote of a majority of the votes cast by holders of our common stock at the Annual Meeting. The affirmative vote of a “majority” of the votes cast means that the number of votes cast “for” a director nominee must exceed the votes cast “against” that nominee. In the context of the election of ten directors at the Annual Meeting, it will mean that each of the ten candidates will be required to receive more votes “for” than “against” to be elected. Abstentions and broker non-votes will have no effect on the outcome of the proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL THE NOMINEES NAMED ABOVE.

16	AGNC INVESTMENT CORP. - Proxy Statement

PROPOSAL 2: ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION
PROPOSAL 2:
ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION
General Information
As required by Section 14A of the Exchange Act, we are asking for your advisory vote to approve the compensation paid to our named executive officers as disclosed in this proxy statement. Our Board has determined to hold this “say-on-pay” vote every year.
We urge you to review carefully our compensation policies and decisions regarding our named executive officers as presented in the “Compensation Discussion and Analysis,” the accompanying compensation tables, and the related narrative disclosures section appearing on pages 23 to 51. As described in detail in this proxy statement, we believe that our executive compensation program applies a pay-for-performance philosophy that effectively aligns the interests of our NEOs with those of our stockholders and allows us to attract, retain, and appropriately incent executives with the skills and experience necessary to achieve our key business objectives.
While the vote on this proposal is advisory in nature and not binding, the Board and the Compensation Committee will take the results of the vote into account in making future compensation decisions.
We are requesting our stockholders to approve, in a non-binding, advisory vote, the following resolution:
“RESOLVED, that the stockholders of the Company hereby approve the compensation paid to our named executive officers, as disclosed in the proxy statement for the 2026 Annual Meeting of Stockholders pursuant to the disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables, and related material disclosed in the proxy statement.”
Conclusion and Recommendation; Vote Required
The affirmative vote of a majority of all shares of common stock cast on the proposal is required for advisory approval of this proposal. Abstentions and broker non-votes will have no effect on the outcome of the proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

AGNC INVESTMENT CORP. - Proxy Statement	17

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANT
PROPOSAL 3:
RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANT
Ernst & Young LLP (“EY”) has served as our independent public accountant since our IPO. The Audit Committee evaluates EY’s performance on an annual basis and makes a determination as to whether the Company should re-engage EY or consider the engagement of another audit firm. At a meeting on February 20, 2026, the Audit Committee approved the appointment of EY to audit our financial statements for 2026. In making this determination, the Audit Committee carefully considered a number of factors including:
•EY’s independence, objectivity, and professional skepticism;
•EY’s significant knowledge of the Company’s operations, personnel, accounting policies and practices, internal control over financial reporting, and the impact of such knowledge on audit quality;
•EY’s significant industry and sector specific experience, including the number of other mortgage REITs audited by EY;
•the quality and efficiency of services provided by EY based on feedback from Audit Committee members and management;
•EY’s resources, capabilities, technical expertise, including sharing industry insights, trends, and latest practices with the Audit Committee and management;
•EY’s attentiveness and responsiveness to the Company and ready availability to perform work on-site as necessary;
•EY’s efforts to use technology to increase efficiencies and improve audit quality;
•the quality and candor of EY’s communications;
•EY’s ability to respond to changing priorities in the regulatory landscape;
•recent Public Company Accounting Oversight Board (PCAOB) reports and other publicly available information on the firm;
•the appropriateness of fees charged for audit and non-audit services;
•EY’s compliance with, and practices regarding, the SEC’s rules requiring lead engagement partner rotation every five years; and
•the length of time EY has served as our independent public accountant, the benefits of longer tenure, and the impact of changing auditors.
Based on this evaluation, the Audit Committee determined that it was in the best interests of the Company and our stockholders to continue to engage EY as our independent public accountant. This appointment is subject to ratification or rejection by our common stockholders. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.
Independent Public Accountant’s Fees
EY performed various audit and other services for us during 2025 and 2024. Fees for professional services provided by EY in 2025 and 2024 in each of the following categories were:

	2025	2024
Audit Fees	$2,052,000	$2,016,000
Audit-Related Fees	—	—
Tax Fees	$102,225	$101,550
All Other Fees	—	—
Total Fees	$2,154,225	$2,117,550
Audit Fees
“Audit Fees” relate to fees and expenses billed by EY for the annual audit, including the audit of our financial statements, services required by statute and regulation, audit of internal control over financial reporting, review of our quarterly financial statements, and for comfort letters and consents related to stock issuances.

Tax Fees
“Tax Fees” relate to fees billed for professional services for tax compliance and consulting on tax-related matters.
Pre-Approval Policy
All services rendered by EY were permissible under applicable laws and regulations and were pre-approved by the Audit Committee for 2025 in accordance with its pre-approval policy. The Audit Committee has established a policy regarding the pre-approval of all audit and permissible non-audit services provided by our independent public accountant. The policy requires the Audit Committee to approve each audit or non-audit engagement or accounting project involving the independent public accountant, and the related fees, prior to commencement of the engagement or project to make certain that the provision of such services does not impair the firm’s independence. The committee may delegate its pre-approval authority to one or more of its members, and such member(s) are required to report any pre-approval decisions to the Audit Committee at its next meeting. The Audit Committee has delegated authority to its Chair to pre-approve the engagement and related fees of the independent public accountant for any additional audit or permissible non-audit services. In addition, pursuant to the policy, pre-approval is not required for additional non-audit services if such services result in a de minimus amount of less than 5% of the total annual fees paid by us to the independent public accountant during

18	AGNC INVESTMENT CORP. - Proxy Statement

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANT
the fiscal year in which the non-audit services are provided, were not recognized by us at the time of engagement to be non-audit services, and are reported to the Audit Committee promptly thereafter and approved prior to the completion of the annual audit.
Conclusion and Recommendation; Vote Required
The affirmative vote of the holders of a majority of all shares of our common stock cast on the proposal is required to ratify the appointment of our independent public accountant. Abstentions will have no effect on the outcome of the proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANT FOR 2026.

AGNC INVESTMENT CORP. - Proxy Statement	19

REPORT OF THE AUDIT COMMITTEE
REPORT OF THE AUDIT COMMITTEE
The Board of Directors has appointed an Audit Committee presently composed of five directors, Mss. Blank, Hurtsellers, Larocca, and Spark and Mr. Johnson. Each of the directors is independent as defined in the Nasdaq rules. The Board of Directors has determined that Mss. Blank and Spark are each an “audit committee financial expert” (as defined in Item 407 of Regulation S-K under the Securities Act).
The Audit Committee’s responsibility is one of oversight as set forth in its charter, which is available in the Investors section of our website at ir.agnc.com/corporate-governance-documents. It is not the duty of the Audit Committee to prepare our financial statements, to plan or conduct audits, or to determine that our financial statements are complete and accurate and are in accordance with U.S. generally accepted accounting principles. Our management is responsible for preparing our financial statements and for maintaining internal controls. The independent auditors are responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present our financial position, results of operations, and cash flows in conformity with U.S. generally accepted accounting principles.
The Audit Committee has reviewed and discussed our audited consolidated financial statements with management and with Ernst & Young LLP, our independent auditors for 2025.
The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission.
The Audit Committee has received from Ernst & Young LLP the written statements required by Public Company Accounting Oversight Board Rule No. 3526, “Communications with Audit Committees Concerning Independence,” has discussed Ernst & Young LLP’s independence with Ernst & Young LLP, and has considered the compatibility of non-audit services with the auditor’s independence.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2025 be included in our annual report on Form 10-K for the year ended December 31, 2025, for filing with the Securities and Exchange Commission.
The Audit Committee has approved the appointment of Ernst & Young LLP to serve as our independent public accountants for the year ending December 31, 2026 and has directed that the appointment of Ernst & Young LLP be submitted to our stockholders for ratification.
By the Audit Committee:
Donna J. Blank, Chair
Christine L. Hurtsellers
Andrew A. Johnson, Jr.
Prue B. Larocca
Frances R. Spark

20	AGNC INVESTMENT CORP. - Proxy Statement

EXECUTIVE OFFICERS
EXECUTIVE OFFICERS OF REGISTRANT
Executive Officer Biographies
The Board generally elects officers annually following our annual meeting of stockholders to serve until the meeting of the Board following the next annual meeting. Set forth below is certain information about each executive officer as of February 20, 2026. The business address of each executive officer is c/o AGNC Investment Corp., 7373 Wisconsin Avenue, 22nd Floor, Bethesda, Maryland 20814.

PETER J. FEDERICO, 59
Director, President, Chief Executive Officer, and Chief Investment Officer

Mr. Federico has served as a Director and as our Chief Executive Officer since July 2021, as our Chief Investment Officer since March 2025, and as our President since March 2018. He previously served as our Chief Operating Officer from March 2018 until July 2021, Executive Vice President and Chief Financial Officer from July 2016 until March 2018, and Senior Vice President and Chief Risk Officer from June 2011 until July 2016. Further information about Mr. Federico may be found under “Proposal 1: Election of Directors-Director Nominee Biographies and Qualifications” of this proxy statement.

BERNICE E. BELL, 54
Executive Vice President and Chief Financial Officer

Ms. Bell has served as our Executive Vice President since January 2022 and Chief Financial Officer since March 2018. Ms. Bell previously served as Senior Vice President from January 2016 to January 2022, Chief Accounting Officer from January 2016 to March 2018, Vice President from April 2011 to January 2016, and as our Controller from 2008 through December 2015.
Prior to joining AGNC Investment Corp., Ms. Bell served as the Vice President and Controller of American Capital, Ltd. from July 2003 to December 2009. Prior to joining American Capital, Ms. Bell was the Vice President and Controller of certain privately-held companies engaged in the business of telecommunications and software development from July 1998 to June 2003 and was with the accounting firm Price Waterhouse, LLP from July 1994 to June 1998.

GARY D. KAIN, 60
Director, Executive Chair

Mr. Kain has served as a Director since 2016 and as our Executive Chair since July 2021. He previously served as our Chief Executive Officer from March 2016 through July 2021, Chief Investment Officer from January 2009 through July 2021, and President from April 2011 until March 2018. Further information about Mr. Kain may be found under “Proposal 1: Election of Directors-Director Nominee Biographies and Qualifications” of this proxy statement.

KENNETH L. POLLACK, 58
Executive Vice President, General Counsel, Chief Compliance Officer, and Secretary

Mr. Pollack has served as our Executive Vice President since January 2022 and our General Counsel, Chief Compliance Officer, and Secretary since July 2016. Mr. Pollack previously served as Senior Vice President from July 2016 until January 2022.
Prior to joining AGNC Investment Corp., Mr. Pollack was Senior Vice President and Deputy General Counsel of American Capital, Ltd. At American Capital, Mr. Pollack served as lead counsel for American Capital’s portfolio investment activities in the areas of Real Estate, U.S. Sponsor Finance, U.S. Buyouts, International Power, Special Situations, Operations, and Financial Restructuring. Mr. Pollack joined American Capital in 2004. Prior to American Capital, Mr. Pollack was an Associate in the Corporate & Securities and Real Estate practice groups of Arnold & Porter.

SEAN P. REID, 50
Executive Vice President, Strategy and Corporate Development

Mr. Reid has served as our Executive Vice President, Strategy and Corporate Development since January 2022. He previously served as Senior Vice President from July 2016 until January 2022 and as Senior Vice President, Corporate and Business Development for our former manager from August 2013 to July 2016.

AGNC INVESTMENT CORP. - Proxy Statement	21

EXECUTIVE OFFICERS
Mr. Reid was previously a Vice President in the Washington, D.C. Buyouts group of American Capital, Ltd. and, prior to that, an Assistant General Counsel with American Capital’s in-house legal team. Prior to joining American Capital, Mr. Reid was an Associate in the Corporate & Securities practice group of Covington & Burling in Washington, D.C.

22	AGNC INVESTMENT CORP. - Proxy Statement

EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
2025 Named Executive Officers
Our NEOs for 2025 are:

Name	Title
Peter J. Federico	President, Chief Executive Officer, and Chief Investment Officer
Bernice E. Bell	Executive Vice President and Chief Financial Officer
Gary D. Kain	Executive Chair
Kenneth L. Pollack	Executive Vice President, General Counsel, Chief Compliance Officer, and Secretary
Sean P. Reid	Executive Vice President, Strategy and Corporate Development
Christopher J. Kuehl[l]	Former Chief Investment Officer
1.    Mr. Kuehl served as our Chief Investment Officer until March 20, 2025, after which he transitioned to the role of Senior Vice President, Head of Investment Research and Strategy. In his current position, Mr. Kuehl no longer serves as an executive officer of the Company.
Executive Summary
This Compensation Discussion and Analysis provides information on our executive compensation philosophy, objectives, structure, and our process for setting compensation for our named executive officers, or NEOs.
Business Overview
AGNC is a leading provider of private capital to the U.S. housing market, enhancing liquidity in the residential real estate mortgage markets and, in turn, facilitating homeownership in the U.S. AGNC is an internally managed REIT that invests predominantly in Agency residential mortgage-backed securities funded through a combination of equity capital and collateralized borrowings structured as repurchase agreements. We seek to provide investors with favorable long-term returns on a risk-adjusted basis with a substantial dividend yield component. We generate income from the interest earned on our investment assets, net of associated borrowing and hedging costs, and net realized gains and losses on our investments and hedging activities. As such, our business operations are similar to investment managers that focus on fixed income investments, although we invest AGNC’s capital rather than third-party client funds.

AGNC INVESTMENT CORP. - Proxy Statement	23

EXECUTIVE COMPENSATION

2025 Performance Highlights

2025 was another outstanding year for AGNC and its stockholders. For the second consecutive year, AGNC was the top performer among all members of the Agency REIT Peer Group[1] across key metrics and significantly outperformed our Agency REIT Peer Group averages. AGNC generated a best-in-class annual economic return while also maintaining a substantial price-to-tangible book value premium throughout 2025. Importantly, AGNC generated these favorable results while also executing upon a number of strategic and operational initiatives in 2025, further enhancing our franchise value and operational resiliency.
Highlights of our financial performance in 2025 include:

•Annual economic return of 22.7%, which was the highest return within our Agency REIT Peer Group and materially exceeded our Agency REIT Peer Group average return of 11.0%
•Average Price-to-Tangible Book Value Ratio of 118.2%, which was the highest average within our Agency REIT Peer Group by a wide margin (over 12 percentage points)[2]
•Total Stock Return of 34.8%, assuming reinvestment of dividends, nearly double the performance of the S&P 500 Index
•Operating Expenses of 1.19% of average stockholders’ equity, which was the lowest among residential mortgage REITs and a fraction of the average of our Agency REIT Peer Group at 3.52%[3]

In addition to our strong financial performance on an absolute basis and relative to our Agency REIT Peer Group, we also completed or advanced a number of strategic and operational initiatives in 2025:

•Issued $2.0 billion of common equity through our at-the-market (“ATM”) program at a significant premium to tangible net book value, generating significant accretion for our stockholders, and $345.0 million of 8.75% Series H Fixed-Rate Cumulative Redeemable Preferred Stock in the largest mortgage REIT preferred stock offering since 2021

•Initiated a comprehensive evaluation of AGNC’s trade order and risk management platforms and implemented improvements that are expected to result in significant cost savings and more robust and integrated trade processing upon completion

•Implemented additional data analytics, automation and process improvements across trading and accounting functions, enhancing efficiency, accuracy and insight across a range of key management reporting tools
•Completed a significant upgrade to AGNC’s swap counterparty usage framework, which has increased capacity and flexibility, reduced fees, and improved margin terms
•Developed new investment trading and reporting tools to enhance internal prepayment models and reporting frameworks
•Partnered with ICE Data Indices to develop and launch new current coupon indices to increase Agency MBS and AGNC brand awareness
•Proactively engaged with policy makers and industry groups on topics relevant to AGNC’s business, including GSE reform, housing affordability, REIT tax requirements, and other matters
•Implemented new legal, governance, and compliance programs to better manage corporate governance and compliance requirements, contract management, and Code of Ethics compliance

1.    Our Agency REIT Peer Group includes Annaly Capital Management, Inc. (“NLY”), ARMOUR Residential REIT, Inc. (“ARR”), Dynex Capital, Inc. (“DX”), Invesco Mortgage Capital Inc. (“IVR”), Orchid Island Capital, Inc. (“ORC”), and Two Harbors Investment Corp. (“TWO”) on an unweighted basis.
2.    Average Price-to-Tangible Book Value Ratio reflects the simple average of the four quarter-end calculations of Price-to-Tangible Book Value Ratio. The Price-to-Tangible Book Value Ratio as of a date is the quotient of the closing common stock price of such company as of such date divided by the tangible book value per common share of such company as of such date. Source: Company filings and S&P Global Market Intelligence.
3.    For mortgage REITs other than AGNC, cost structures are based on operating expenses and average stockholders’ equity (excluding noncontrolling interests, as applicable) over the applicable year as publicly reported by such REITs. Operating costs include expenses for compensation and benefits, management fees, incentive fees (if applicable), and G&A and may include one-time or nonrecurring expenses. Operating costs exclude direct costs associated with operating activities, such as loan acquisition costs, securitization costs, and servicing expenses, to the extent publicly disclosed by such REITs. AGNC’s cost structure is based on operating expenses, including compensation and benefits and G&A, and average stockholders’ equity for the applicable year. Source: Company filings and S&P Global Market Intelligence.

24	AGNC INVESTMENT CORP. - Proxy Statement

EXECUTIVE COMPENSATION

Annualized Total Stock Returns Since AGNC's May 2008 IPO[1]

12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
11.3%
7.6%
5.2%
4.6%
AGNC
S&P 500 Financials Index
FTSE NAREIT Mortgage REITs Index
S&P 500 Real Estate Index

1.    Annualized total stock return is measured from AGNC’s May 2008 IPO through December 31, 2025. Total stock return over a period includes price appreciation and dividend reinvestment; dividends are assumed to be reinvested at the closing price of the security on the ex-dividend date. Source: Bloomberg.
Compensation Philosophy and Objectives
Compensation Program Objectives
The compensation programs for all of our employees, including our NEOs, are designed to focus on key strategic and financial objectives including:

Pay-for-Performance	Link compensation to achievement of short- and long-term financial and strategic goals

Attraction and Retention	Attract and retain a high-quality team with skills necessary to outperform industry peers and achieve AGNC’s strategic objectives

Alignment with Stockholders	Align the interests of executive officers, employees, and stockholders by tying elements of realized compensation to stockholder value

Financial Efficiency	Maintain a low-cost operating structure that maximizes financial efficiency from a tax, accounting, and cash flow perspective

Strong Compensation Governance	Employ high-quality practices in governance of executive compensation

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EXECUTIVE COMPENSATION

In support of these objectives, AGNC provides all of its employees total compensation in the form of base salary, annual performance-based incentives, and long-term incentive awards. The following describes the components of our NEO compensation program:

Element	Pay Philosophy	Components	Performance Element
Base Salary	• Reflects experience, duties, scope of responsibility and provides fixed pay to balance performance-based risks	Cash	Evaluated on an annual basis
Short-Term Incentive Award	• Tied to achievement of annual goals and performance • Performance criteria linked to areas of greatest impact to short- and long-term performance and operations • Creates direct connection between business success and compensation	Cash	Corporate Scorecard (60-100% allocation[1] based on position)
			Individual Performance (0-40% allocation[1] based on position)
Long-Term Incentive Award	• Closely aligns employee interests with long-term success of Company • Promotes long-term employee retention • Critical in attracting, motivating, and retaining outstanding employees	Performance-Based AGNC RSUs	3-Year Absolute Economic Return
			3-Year Relative Economic Return
		Time-Vesting AGNC RSUs	N/A (3-Year Ratable Vest)

1.    Mr. Kuehl’s allocation was adjusted to an even weighting between the Corporate Scorecard and his individual performance following his transition in March 2025 to the role of Senior Vice President, Head of Investment Research and Strategy. Mr. Kuehl’s allocation is consistent with that of other Senior Vice Presidents who do not serve as executive officers of the Company.

Stockholder Engagement
In 2025, 92% of our stockholders present or represented at the annual meeting and entitled to vote on the matter supported our advisory resolution on executive compensation, which we believe reflects the positive support for our executive compensation program and practices.
We value regular engagement with our stockholders, including through our quarterly earnings calls, investor conferences, fall and spring engagement campaigns, and outreach through our Investor Relations department. We continued our robust program in 2025. Throughout the year, we participated in eight investor conferences and three non-deal investor roadshows, engaged with financial advisors through network conference calls, held over 180 meetings and calls with institutional investors. We engaged with our retail investors through our Investor Relations Department and responded to over 360 letters, emails, and calls. In the fall of 2025, we sought meetings with our top 50 stockholders by share count, who collectively hold 87% of our institutionally held common stock, and the two major proxy advisory firms to engage on topics of interest to them, including executive compensation, corporate governance, and corporate responsibility. We were able to meet with a number of institutional investors and discussed governance, board refreshment, executive compensation, and corporate responsibility topics. The stockholders with whom we engaged expressed overall support for our approaches to these matters and the quality of our disclosure.
We continuously work to improve our stockholder engagement efforts and value the feedback provided to us during this process. Engagement with our stockholders regarding our compensation policies and practices has played a significant role in the evolution of our compensation program.

26	AGNC INVESTMENT CORP. - Proxy Statement

EXECUTIVE COMPENSATION

Composition of NEO Compensation
The Compensation Committee believes that incentive compensation should be a substantial component of each executive’s total compensation package. In 2025, 52% of our CEO’s target total direct compensation was in the form of LTI, of which 67% was performance based. For our other NEOs, at least 40% of their individual target total direct compensation was in the form of LTI, and at least 50% of target LTI awards were performance-vesting shares. The charts below demonstrate the pay mix for our NEOs in 2025 based on target compensation:
Compensation Governance Practices
To support our compensation philosophy and objectives, we are committed to the following compensation governance practices:
What we do:
✓    Focus on retention of high-performing employees
✓    Pay for performance
✓    Align executive and stockholder interests
✓    Impose stock ownership guidelines for our executive officers
✓    Prohibit our directors and executive officers from hedging, pledging, and short selling Company stock
✓    Engage an independent compensation consultant
✓    Provide long-term equity incentive compensation to all of our employees
✓    Conduct an annual review of our compensation program based on market conditions, performance, and stockholder feedback
What we don’t do:
✗    Pay based on a percentage of assets under management
✗    Provide tax gross-ups
✗    Provide special perquisites for executives
✗    Maintain supplemental retirement benefit plans
✗    Make option grants below fair market value
✗    Reprice stock options
✗    Provide for “single-trigger” severance or vesting acceleration

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EXECUTIVE COMPENSATION

Compensation Program in Detail
Compensation Program Elements
The Compensation Committee believes NEO pay should balance short- and long-term compensation and cash and equity-based compensation to best achieve its compensation program objectives. Our NEOs’ compensation program includes three primary elements: base salary, short-term incentives in the form of an annual cash bonus, and long-term equity incentives, with a significant portion subject to multi-year performance-based vesting.
The Compensation Committee’s philosophy on pay mix applies throughout the entire organization, with all AGNC employees receiving a portion of their compensation in the form of short-term and long-term incentives. The proportion of an individual’s target total direct compensation opportunity in the form of variable incentive-based elements relative to fixed elements is directly correlated to the individual’s level of responsibility and role in the organization. Employees with greater seniority and responsibility have higher proportions of incentive-based compensation in their target mix. Similarly, within the incentive-based elements, the proportion of LTI generally corresponds with the individual’s level of responsibility in the organization.

In setting target direct compensation for executive officers, the Compensation Committee reviews executive officer compensation levels annually and at the time of any promotion or other change in roles and responsibilities. As part of this process, the Compensation Committee consults with and receives advice and counsel from FW Cook, its independent compensation consultant, and considers a variety of relevant factors including, among other things:
•the competitive market for executive officers
•the scope of each executive officer’s responsibilities
•the highly complex and unique services provided by our executive officers
•the desire to retain our executive officers
•internal and external pay equity
•the historical performance of the Company and each executive officer

FW Cook assists the Compensation Committee in performing an evaluation of compensation practices for executive officers at comparable companies. After considering this information and the advice and counsel received from FW Cook, the Compensation Committee may adjust NEO compensation from time to time as it determines warranted in furtherance of the compensation program objectives. As detailed below, the Compensation Committee approved adjustments to 2025 pay, including both increases and decreases, to reflect shifts in individual job responsibilities as well as a review of market compensation data from comparable companies.
Summary of 2025 Target Compensation Adjustments

The Company entered into an amended employment agreement with Mr. Kain that reduced his target annual bonus and long-term incentive amounts by 50%, reflecting the evolution of Mr. Kain’s role with the Company. As part of Mr. Kuehl’s move to the role of Senior Vice President, Head of Investment Research and Strategy on March 20, 2025, his target annual bonus for 2025 declined by 50% and beginning in 2026, his total target long-term incentive awards will be reduced by 50% relative to his 2025 awards. Mr. Kuehl retained his 2025 annual equity awards, which increased approximately 10% from 2024 and were made in 2025 during his service as our Chief Investment Officer. The Compensation Committee increased Mr. Reid’s base salary, the target annual bonus amounts for Ms. Bell and Mr. Reid, and the long-term incentive award targets for Messrs. Federico, Reid, Pollack, and Kuehl and Ms. Bell, after considering a number of factors, including the continued progression of their roles and responsibilities within the Company, the high quality of their individual performance, and compensation practices at comparable companies.

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EXECUTIVE COMPENSATION
Base Salary
Base salary provides a baseline level of cash compensation to our NEOs and is a fixed expense for the Company. As a result of its evaluation of base salaries for 2025, the Compensation Committee determined to maintain each NEO’s base salary as in effect in 2024,with the exception of Mr. Reid, who received an increase as noted below.

NEO	2024 Base Salary	2025 Base Salary
Peter J. Federico	$900,000	$900,000
Bernice E. Bell	$750,000	$750,000
Gary D. Kain	$500,000	$500,000
Kenneth L. Pollack	$650,000	$650,000
Sean P. Reid	$650,000	$750,000
Christopher J. Kuehl	$900,000	$900,000
Annual Bonus
The Compensation Committee has established performance criteria for short-term incentives that directly correspond to the areas of greatest impact to our short- and long-term performance and operations, creating a direct connection between business success and our NEOs’ compensation. For 2025, the Compensation Committee set each NEO’s target for short-term incentive compensation as set forth in the table below.

NEO	2024 Target Annual Bonus	2025 Target Annual Bonus
Peter J. Federico	$4,500,000	$4,500,000
Bernice E. Bell	$1,725,000	$1,875,000
Gary D. Kain	$3,600,000	$1,800,000
Kenneth L. Pollack	$1,300,000	$1,300,000
Sean P. Reid	$1,300,000	$1,500,000
Christopher J. Kuehl	$2,700,000	$1,350,000

The adjustments made to a number of individuals’ target short-term incentive levels for 2025, including both increases and decreases, reflected shifts in individual job responsibilities as well as a review of market compensation data from comparable companies. The Company entered into an amended employment agreement with Mr. Kain that reduced his target annual bonus amount by 50%, reflecting the evolution of Mr. Kain’s role with the Company. Mr. Kuehl’s target annual bonus for 2025 declined by 50% as part of his move to the role of Senior Vice President, Head of Investment Research and Strategy. The Compensation Committee increased the target annual bonus amounts for Ms. Bell and Mr. Reid after considering a number of factors, including the continued growth of their roles and responsibilities within the Company and compensation practices at comparable companies.
Corporate Scorecard for Calculating Annual Bonus
The Compensation Committee uses a Corporate Scorecard to assist in its evaluation of NEO performance and awards of annual cash bonuses. The Corporate Scorecard provides a framework to incentivize and reward performance across a mix of financial and strategic measures that correspond to the financial, strategic, and operational performance that we believe are of greatest importance to our business and reward and incentivize management over a broad range of circumstances. Under the 2025 Corporate Scorecard, actual payouts can range from 0% to 200% of target for each metric, with category and metric weights as assigned by the Compensation Committee, and payouts for performance between the threshold and target level of each measure and the target level and maximum level of each measure each are determined through linear interpolation. The cash bonuses for Messrs. Federico and Kain continue to be based solely on achievement of the Corporate Scorecard measures. The short-term cash incentives for Ms. Bell and Messrs. Pollack and Reid were based 60% on the Corporate Scorecard and 40% on individual performance. Because Mr. Kuehl transitioned in 2025 to a role that is not an executive officer of the Company, his short-term cash incentive was equally weighted between the Corporate Scorecard measures and his individual performance.
2025 Corporate Scorecard

The Compensation Committee annually reviews the appropriateness of the Corporate Scorecard and considers feedback from stockholders as part of their deliberations. In conducting its annual review in 2025, the Compensation Committee determined that it was appropriate to retain the 2024 Corporate Scorecard without changes to the weightings or metrics and maintain year-over-year consistency.

Accordingly, as in 2024, the 2025 Corporate Scorecard weighed absolute annual economic return at 25%, relative annual economic return at 35%, and relative price-to-tangible book ratio at 15%. The Compensation Committee considered the continued

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alignment of the Corporate Scorecard with the Compensation Committee’s overall compensation philosophy, the Company’s long-term performance and drivers of stockholder return, and relevant feedback from stockholders. As in prior years, the Compensation Committee set the financial measures for the Corporate Scorecard in January 2025 following an evaluation of historical performance over a five-year period, back-testing financial measures over this period to evaluate hypothetical payout levels when applying the Corporate Scorecard to those periods, and our high-level forecast. At that time, the Committee considered the appropriateness of the threshold, target, and outperformance levels for 2025. In determining to maintain the same scorecard measures and weightings used in 2024, the Committee noted that the Corporate Scorecard framework and associated measures had been well accepted by the Company’s workforce and stockholders, that absolute financial performance remained highly unpredictable due to economic, geopolitical, and market uncertainty and that Corporate Scorecard performance had consistently reflected the Company’s performance against relevant metrics, properly aligning associated at-risk compensation with performance. The Compensation Committee further recognized that year-over-year consistency of objectives would enhance employee engagement and efforts and that Corporate Scorecard outcomes have varied significantly over time as the Company has responded to volatile market conditions. The Compensation Committee also determined that it remained appropriate to continue including the weighting of non-financial strategic and operational objectives at 25% of the overall Corporate Scorecard.
Our Corporate Scorecard was designed to incentivize and reward results over a broad range of circumstances through balanced weightings of absolute and relative financial performance and strategic and operational objectives.

Financial Metrics (75% of Total Corporate Scorecard)

			Performance Continuum[3]
Category Weight	Metric Weight	Performance Metric	Below Threshold	Threshold	Target	Out- performance
75%	25%	Absolute Annual Economic Return[1]	< 0.0%	0.0%	10.0%	≥ 24.0%
	35%	Relative Annual Economic Return[1,2]	< (5.0)	(5.0)	1.0	≥ 10.0
	15%	Relative Price-to-Tangible Book Ratio[2]	< (5.0)	(5.0)	1.0	≥ 10.0
			Payout Continuum (% of Metric Weight)
			0%	50%	100%	200%
1.Economic return is calculated on tangible common equity per share.
2.Reflects AGNC’s relative performance to the unweighted, simple average of the Agency REIT Peer Group. Our Relative Annual Economic Return measure is calculated on an October 1 – September 30 year basis due to the timing of availability of comparative data.
3.Relative Annual Economic Return and Relative Price-to-Tangible Book Ratio calculations are based on percentage points.

The financial measures emphasize our focus on generating strong absolute and relative economic returns and maintaining a favorable common stock price to tangible book value relative to our peers.
Our economic return reflects the overall return we generate on our tangible common equity capital and is comprised of our dividends declared and the change in the tangible net book value per share of common stock over the relevant period. As such, it incorporates all aspects of our investment activity, including interest received on our investments, net of borrowing costs, and realized and unrealized gains and losses on our investments, hedging instruments, and other assets and liabilities. We believe this measure best reflects a composite view of AGNC’s financial performance over any time period. Most investors and research analysts active in the residential mortgage REIT sector utilize this metric as a primary factor in analyzing residential mortgage REIT performance.
Our Compensation Committee has included both absolute and relative annual economic return as separate financial performance measures. Our inclusion of absolute annual economic return is reflective of our focus on generating positive economic returns for our stockholders and supporting our dividend, regardless of overall macroeconomic conditions. Relative annual economic return has been included to provide a comparison of our performance against our peers and to reward our management team and employees for outperformance. While a favorable macroeconomic climate may drive a strong absolute annual economic return, relative annual economic return requires outperformance of peers, all of which are subject to the same prevailing macroeconomic conditions. For 2025, our Compensation Committee again retained our target goals of absolute annual economic return at 10.0% and relative annual economic return at 1.0 percentage point greater than the Agency REIT Peer Group average. These goals reflect the Compensation Committee’s view that an absolute annual economic return target of 10.0% would be appropriately challenging and that outperformance of the peer average by 1.0 percentage point should be the target goal for relative annual economic return.
Our third financial measure is our common stock price to tangible net book value per share, or “price-to-tangible book ratio,” relative to peers. The Compensation Committee maintained our target relative price-to-tangible book ratio from 2024 at a 1.0 percentage point premium to the Agency REIT Peer Group average. Price-to-tangible book ratio is a valuation metric utilized by many investors and research analysts and reflects the premium (or discount) to tangible net book value of a company implied by the company’s stock price. As such, the price-to-tangible book ratio for AGNC relative to peers may in certain market environments imply the relative perception by the market of, or outlook for, AGNC as compared to its peer group. We believe that management’s track record of favorable long-term financial performance, operating efficiency, disciplined risk management, and stockholder focus, and the Company’s significant scale and liquidity should position AGNC for a premium valuation relative to our peer group in most market environments.

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Collectively, our three financial measures incentivize our management team to drive favorable returns – on both an absolute and relative basis – for our stockholders. Our success in generating economic returns at or above target levels while maintaining targeted premium valuation levels on a price-to-tangible book value basis should translate into favorable total stock returns for our stockholders. As such, we believe these metrics appropriately align our short-term incentive plan with our stockholders.

Strategic and Operational Objectives (25% of Total Corporate Scorecard)
As noted above, our Compensation Committee believes management should lead AGNC in a manner that strives for continuous improvement across functional areas and positions it for a premium valuation over the near, medium, and long term. Our Compensation Committee seeks to drive management’s strategic and operational efforts to do so with a focus on the following components:
•Operating Efficiency: maintain low operating cost structure relative to peers and continually identify opportunities to improve operations across functional groups where practicable
•Disciplined Risk Management: manage portfolio risk based on the Company’s comprehensive risk management framework and preserve business continuity through operational and cybersecurity risk management
•Stockholder Focus and Capital Management: provide detailed and transparent financial disclosure and clear and effective stockholder communications, actively engage with stockholders, and maintain an active stockholder-friendly approach to capital management consistent with broader market considerations
•Corporate Responsibility: expand and improve high-quality corporate responsibility practices and continue to incorporate material responsibility factors into AGNC’s strategy, business, and operations

Annual 2025 Corporate Scorecard Incentive Compensation Determination

Following a review of each of the components of the 2025 Corporate Scorecard, the Compensation Committee calculated a total scorecard payout for 2025 of 167.5% of target. A more detailed discussion regarding each of the elements included in the Corporate Scorecard is provided below.

Component	Component Weight	Component Payout	Weighted Payout
Financial Metrics	75%	183.4%	137.5%
Strategic and Operational Objectives	25%	120.0%	30.0%
Corporate Scorecard Payout			167.5%
2025 Financial Metric Results

Based on our 2025 Corporate Scorecard, our 2025 financial metric performance indicated a 183.4% payout for the financial metric component, as significant outperformance compared to our peer group for the price-to-tangible book measure combined with absolute economic return and relative annual economic return significantly above base target for the year drove a favorable above-plan outcome. AGNC generated a positive absolute annual economic return of 22.7% for the year, significantly above the 10% base target. On a relative annual economic return basis, AGNC significantly outperformed the Agency REIT Peer Group average by 7.4 percentage points. AGNC posted the highest price-to-tangible book ratio over the measurement period in the Agency REIT Peer Group by a wide margin, significantly outperforming the Agency REIT Peer Group average by 19.7 percentage points over the measurement period and materially exceeding the 10.0 percentage points outperformance level.

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Metric	Metric Weight	2025 Performance (Threshold ⟷ Outperformance)	Metric Payout (% of Target)	Weighted Metric Payout
Absolute Annual Economic Return	25%	0.0% / Target: 10.0% / ≥ 24.0% / Actual: 22.7%	190.8%	47.7%
Relative Annual Economic Return[1]	35%	(5.0) / Target: 1.0 / ≥ 10.0 / Actual: 7.4	171.0%	59.8%
Relative Price-to-Tangible Book Ratio[1]	15%	(5.0) / Target: 1.0 / ≥ 10.0 / Actual: 19.7	200.0%	30.0%

Financial Metric Payout (% of Target) 183.4%

1.    Relative Annual Economic Return and Relative Price-to-Tangible Book Ratio calculations are based on percentage points.

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2025 Strategic and Operational Review
In evaluating our performance under the strategic and operational objectives portion of the Corporate Scorecard, the Compensation Committee determined that Company personnel exceeded target expectations for the year in a number of categories, meriting a 120% performance rating on these measures. In reaching these conclusions, the Compensation Committee noted a number of accomplishments, including the following:

Strategic Component	Objective / Focus	Highlights
Operating Efficiency	✓ Maintain low operating cost structure relative to the residential mortgage REIT and broader asset management industries
✓ Advanced data analytics, automated daily risk and P&L reporting, and streamlined and accelerated monthly accounting close processes, enhancing efficiency, accuracy, and insight generation across a range of key management reporting tools
✓ Expanded Treasury hedge trading activity through our wholly owned broker-dealer, generating material cost savings and improving margin profile, and optimized cash management processes
✓ Initiated comprehensive evaluation of the Company’s trade order and risk management platform and an assessment of alternative systems

Disciplined Risk Management
✓ Utilize comprehensive risk management framework predicated on careful asset selection, disciplined hedging, and diversified funding to preserve tangible net book value across a wide range of market scenarios

✓ Maintain business continuity through operational and cybersecurity risk management

✓ Completed a significant upgrade to AGNC’s futures commission merchant swap usage framework, increasing swap capacity and flexibility, reducing fees, and improving contractual margin terms
✓ Developed new investment trading and performance reporting tools and analytics that enhance internal prepayment models and reporting frameworks
✓ Collaborated with key vendors to modernize vendor connections into the cloud and deployed new hardware at data center facilities, further strengthening AGNC’s cybersecurity processes and recovery solutions
✓ Expanded internal audit platform to gain efficiencies, improve processes, and expand scope of work

Stockholder Focus and Capital Management
✓ Provide detailed and transparent public financial disclosure, actively engage with investors, and provide clear and effective stockholder communications

✓ Maintain an active, stockholder-friendly capital management approach that is consistent with broader market considerations

✓ Partnered with ICE Data Services to develop and launch new current coupon MBS indices aimed at increasing awareness of the Agency MBS asset class
✓ Raised $2.0 billion of accretive common equity through the ATM program at a meaningful price-to-tangible book premium and raised $345 million of 8.75% Series H Fixed-Rate Cumulative Redeemable Preferred Stock, the largest mortgage REIT preferred offering since 2021
✓ AGNC was added to the Fidelity High Dividend Index as a result of investor and index targeting initiatives, creating meaningful incremental stock demand
✓ Participated in eight investor conferences and three non-deal investor roadshows, held over 180 meetings and calls with institutional investors, and responded to over 360 letters, emails, and calls from retail investors throughout the year

Corporate Responsibility	✓ Expand and improve high-quality corporate responsibility practices, and continue to incorporate material responsibility factors into AGNC’s strategy, business, and operations
✓ Proactively engaged with policy makers and industry groups on topics relevant to AGNC’s business, including GSE reform, housing affordability, REIT tax requirements, and other matters
✓ Implemented new legal, governance, and compliance platforms to better manage corporate governance and compliance requirements, contract management, and employee code of ethics compliance
✓ MSCI upgraded AGNC’s ESG rating to A from BBB, noting improvements within AGNC’s ESG framework, and Morningstar Sustainalytics recognized AGNC as a 2025 Industry and Regional ESG Top-Rated Company

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Individual Bonus Decisions
The 2025 bonus payments for our NEOs are reflected in the following table:

NEO	Short-Term Incentive Award	Percentage of 2025 Target
Peter J. Federico	$7,537,500	167.5%
Bernice E. Bell	$2,634,375	140.5%
Gary D. Kain	$3,015,000	167.5%
Kenneth L. Pollack	$1,826,500	140.5%
Sean P. Reid	$2,107,500	140.5%
Christopher J. Kuehl	$2,211,300	163.8%
Short-term incentives for Messrs. Kain and Federico in 2025 were based solely on achievement of the Corporate Scorecard measures. Based on the Compensation Committee’s assessment of the 2025 Corporate Scorecard, this resulted in a payout of 167.5% of target for Messrs. Kain and Federico. Short-term cash incentives for Ms. Bell and Messrs. Pollack and Reid were based predominantly on the Corporate Scorecard measures and to a lesser extent on individual performance. Mr. Kuehl’s individual performance and the corporate scorecard were weighted equally in light of his new investment strategy and research role and end of his service as Chief Investment Officer. After considering the contributions of Ms. Bell and Messrs. Pollack and Reid, as discussed below, and management’s collective achievements throughout the year, the Compensation Committee determined that a rating of 100.0% was appropriate for each of Ms. Bell and Messrs. Pollack and Reid for the individual component element of their bonus. The Compensation Committee recognized the efforts of Ms. Bell and Messrs. Pollack and Reid in a number of operational accomplishments throughout the organization that contributed to increased efficiency and resiliency as discussed in further detail below.

Ms. Bell and Messrs. Pollack and Reid each were awarded 140.5% of their target bonus, which reflects a relative weighting of the Corporate Scorecard at 60% and their individual personal performance at 40%. For Ms. Bell, the Compensation Committee considered her leadership in the Company’s comprehensive evaluation of its trade and order management platform and assessment of alternative systems, which is expected to improve operations and decrease costs. The Compensation Committee also recognized her expertise in accounting requirements for the Company’s portfolio strategies and her expanded role in investor outreach and communication. For Mr. Reid, the Compensation Committee considered his critical role in the development of AGNC’s long term strategic plan and his leadership in crafting the Company’s messaging to institutional and retail investors. The Compensation Committee also noted his oversight of Bethesda Securities, the Company’s captive broker dealer. For Mr. Pollack, the Compensation Committee noted his highly effective oversight of Board communications and governance matters. The Compensation Committee also considered his outreach and engagement with mortgage industry policy makers and other constituents and his leadership with industry groups addressing matters relevant to AGNC’s business and strategy. Mr. Kuehl was no longer an executive officer at the time that bonuses were considered and awarded. He received a cash bonus at 163.8% of his target based on an individual rating of 160% and an equal weighting of the Corporate Scorecard and his personal performance. Mr. Kuehl was recognized for his superior management and positioning of the Company’s investment portfolio in the first quarter of the year during which he served as the Company’s Chief Investment Officer and his leadership of the Company’s portfolio analytics and research initiatives following his move to the role of Senior Vice President, Head of Investment Research and Strategy.
Equity Incentive Compensation
The Compensation Committee believes that equity incentive compensation is an important component of our NEO compensation package and is critical in attracting, motivating, and retaining outstanding employees. Equity incentive compensation is intended to closely align our NEOs’ and other employees’ interests with our long-term success and promote long-term employee retention. Our long-term incentive program consists of a combination of performance-based RSUs and time-vesting RSUs.

Performance-based RSUs are designed to reward the generation of long-term economic returns for our stockholders both on an absolute and relative basis. To establish challenging economic thresholds and motivate long-term performance, the awards vest at the end of a three-year performance period based 50% on our absolute economic return and 50% on our economic return relative to the unweighted average of economic returns of the Agency REIT Peer Group. In establishing vesting criteria for these awards, the Compensation Committee considers historical returns for us and our peers and overall market conditions. Absolute and relative economic returns are calculated on a cumulative basis over the three-year performance period. Achievement of these goals will be determined in the same manner, including the same peer group, as described above with respect to the short-term incentive awards for such year. For performance between the threshold, target and outperformance goals, the number of shares vested will be determined through linear interpolation.

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2025 Long-Term Incentive Awards
The 2025 long-term incentive awards made by the Compensation Committee in February 2025 are reflected in the following table:

Mix of Long-Term Incentive Awards
NEO	Time-Vested RSUs ($) [1]	Performance-Vested RSUs ($) [2]	Total Value of Awards ($) [3]
Peter J. Federico	1,897,500	3,852,500	5,750,000
Bernice E. Bell	937,500	937,500	1,875,000
Gary D. Kain	693,000	1,407,000	2,100,000
Kenneth L. Pollack	650,000	650,000	1,300,000
Sean P. Reid	750,000	750,000	1,500,000
Christopher J. Kuehl	1,350,000	1,350,000	2,700,000
1.Awards vest ratably over a three-year and one-half month period in equal annual installments.
2.Represents grant-date fair value assuming performance achievement at 100% of target. Performance payouts may range from 0% to 200% of target shares based on actual performance. Awards are subject to cliff vesting two years and eleven and one-half months after the grant date, subject to a three-year performance period.
3.Awards were granted on March 3, 2025 based on a $10.29 stock price.

The fair value of these awards as of their March 3, 2025 grant date is included in the Summary Compensation Table and Grants of Plan-Based Awards Table. The ultimate value of the RSUs will depend on AGNC’s total stock return over the vesting period, and in the case of the performance-based RSUs, AGNC’s absolute and relative economic return over the three-year performance period.
In setting the level of awards to our NEOs, the Compensation Committee considered a number of factors, including the compensation practices at comparable companies, and our ongoing commitment to link NEO compensation to our long-term performance. The Compensation Committee also considered the roles and ongoing responsibilities of each of our NEOs and relevant market data and elected to make changes to each of our NEO’s long-term incentive target for 2025 relative to 2024 levels.
•    Mr. Federico’s long-term incentive target was increased from $5,000,000 to $5,750,000, with the allocation of 2025 awards at target continuing to be 67% performance-based and 33% time-based.
•    Ms. Bell’s long-term incentive target was increased from $1,500,000 to $1,875,000, with the allocation of 2025 awards at target being 50% performance-based and 50% time-based.
•    Mr. Kain’s long-term incentive target was decreased 50% from $4,200,000 to $2,100,000, with the allocation of 2025 awards at target continuing to be 67% performance-based and 33% time-based.
•    Mr. Pollack’s long-term incentive target was increased from $1,040,000 to $1,300,000, with the allocation of 2025 awards at target being 50% performance-based and 50% time-based.
•    Mr. Reid’s long-term incentive target was increased from $1,040,000 to $1,500,000, with the allocation of 2025 awards at target being 50% performance-based and 50% time-based.
•    While Mr. Kuehl was serving as Chief Investment Officer, his long-term incentive target for 2025 was increased from $2,430,000 to $2,700,000, with the allocation of 2025 awards at target being 50% performance-based and 50% time-based. His 2026 long-term incentive target was reduced from its 2025 level in connection with his move to the role of Senior Vice President.
In granting awards in 2025, the Compensation Committee also reviewed the vesting criteria used for performance-based RSUs and determined that the measures that were previously established in 2022 remained appropriate without adjustment. In considering the performance vesting criteria for 2025 awards, the Compensation Committee considered the value of consistency year-over-year and concluded that these performance measures to be achieved over the full performance period remained challenging. The table below sets forth the below threshold, threshold, target, and outperformance levels established by the Compensation Committee for performance-based RSU awards made in 2025.

Metric Weight	Performance Variable	Below Threshold	Threshold	Base Performance Target	Outperformance
50%	Absolute Three-Year Economic Return	< 0.0%	0.0%	30.0%	≥ 60.0%
50%	Relative Three-Year Economic Return[1]	< (4.5)	(4.5)	3.0	≥ 10.5
	Payout Factor (% of Target Shares)	0%	0%	100%	200%
1.    Relative Three-Year Economic Return calculations reflect the difference between AGNC’s cumulative economic return for the period ending September 30, 2027 and the unweighted average cumulative economic return of the Agency REIT Peer Group over such period. Relative Three-Year Economic Return calculations are based on percentage points.

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2023 Performance-Based Restricted Stock Unit Awards
The three-year performance period for the performance-based RSU awards made to our employees in March 2023 was completed on December 31, 2025. The performance calculations included absolute economic return measured from December 31, 2022 through December 31, 2025 and relative economic return as compared to the Agency REIT Peer Group and measured from September 30, 2022 through September 30, 2025. AGNC generated an absolute economic return of 34.1% and relative economic return of 26.9 percentage points of outperformance for the applicable measurement period, resulting in a vesting factor of 156.9% of the target number of shares for the 2023 performance-based RSUs, as validated by the Compensation Committee. Distribution of shares in settlement of these awards occurred on or about the first trading day after the February 15, 2026 vesting date. The diagram below includes the performance targets and the performance calculations for these awards. Additional details regarding these RSUs are provided in the Outstanding Equity Awards table on page 43 of this proxy statement. The vesting criteria of these awards were established in 2023 based on then anticipated ranges of performance deemed to be appropriately challenging based on the Compensation Committee’s analyses, including back-testing.

1.    Reflects AGNC’s performance relative to the unweighted, simple average of the Agency REIT Peer Group. Relative Three-Year Economic Return calculations are based on percentage points.
Savings and Health and Welfare Benefits
Our executive officers participate in a broad-based 401(k) retirement savings plan generally applicable to all our employees, which includes an opportunity to receive employer matching contributions. We do not currently provide for pension plans, supplemental retirement plans, or deferred compensation plans for our executive officers. We previously provided our executive officers the option to elect to defer payments of long-term incentive awards. In addition, all of our executive officers also participate in medical, dental, vision, disability, life and long-term care insurance, and qualified transportation benefits that are provided generally to all our employees.
Perquisites and Other Personal Benefits
We do not believe our executive officers should receive special perquisites and benefits and do not currently provide our executive officers with any perquisites or other personal benefits that are not available on a non-discriminatory basis to all employees.

Compensation Decision Process
Compensation Comparator Group
AGNC’s internal management structure, size, and scale relative to other residential mortgage REITs and our Agency mortgage-backed securities investment focus are significant differentiators relative to other potential comparative public companies and have made identifying a peer group for AGNC challenging. As a result, the Compensation Committee has not adopted a policy to benchmark compensation levels against comparative companies.
We are the second largest residential mortgage REIT overall by market capitalization, total assets, and total equity when compared with the 16 other residential-focused mortgage REITs included in The FTSE NAREIT Mortgage REITs Index (FNMR) as of December 31, 2025, and we refer to these other 16 REITs individually as residential mREITs and collectively as the “Resi mREIT

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Universe.”1 Some of these 16 REITs have an investment focus similar to AGNC, but most of these REITs employ investment strategies that place a greater emphasis on credit-sensitive assets than our Agency residential mortgage-backed securities focused portfolio. Residential mREITs that primarily invest in non-Agency mortgage-backed securities involve different risk and return profiles and will have performance that is not well-correlated to our performance. Many of the mortgage REITs in the Resi mREIT Universe are externally managed by a third party and pay the third party a management fee as a set percentage of equity (plus, in some cases, a performance incentive fee) in lieu of compensating employees directly. In an external management structure, the third-party manager, rather than the REIT, is responsible for the compensation and benefits of its executives and other employees, which are paid out of the management fee. Moreover, only one other mREIT in the Resi mREIT Universe had a market capitalization above $10.0 billion as of December 31, 2025, and its investment portfolio is not as concentrated in Agency MBS as AGNC.
Although we are an internally managed REIT, our business of investing primarily in Agency mortgage-backed securities makes our operations somewhat comparable to asset management firms. However, asset management firms employ a different business model: they primarily generate income from management fees charged to clients based on, among other things, the level of third-party assets under management or financial returns that clients earn on their investments. By comparison, AGNC generates income primarily from its direct investments in Agency securities. As a result, AGNC’s performance may vary materially from asset management firms given the vastly different asset base and significant leverage and hedging activities inherent in our business model.
Although we have few close peers considering our internal management structure, size, and scale relative to other mortgage REITs and investment focus on Agency mortgage-backed securities, the Compensation Committee, with the assistance of FW Cook, reviews compensation levels and practices at various financial services companies as part of its consideration of our compensation structure, programs, and practices. In 2025, the Compensation Committee reviewed the compensation practices at 18 companies, including eight internally managed publicly traded mortgage REITs and 10 publicly traded asset management companies and non-bank financial services companies, which is unchanged from the companies considered in 2024. The Compensation Committee determined the highly specialized and unique skill sets required of executives in these industries are most comparable to those required of AGNC’s NEOs, although very few would be an exact match for our Company. However, in considering this analysis, the Compensation Committee believes that, due to their vastly different business models, capital allocations, and assets, these companies collectively will have performance that is not well-correlated to AGNC’s performance, and accordingly they are not a suitable peer set for purposes of evaluating management’s relative performance or the alignment of our compensation program to our performance.

Mortgage REITs:	Asset Management and Financial Services Companies:
Annaly Capital Management, Inc.	Affiliated Managers Group, Inc.
Arbor Realty Trust, Inc.	AllianceBernstein Holding L.P.
Chimera Investment Corporation	Ameriprise Financial, Inc.
Ladder Capital Corp.	Apollo Global Management LLC
MFA Financial, Inc.	Ares Management LP
Redwood Trust, Inc.	DigitalBridge Group, Inc.
Rithm Capital Corp.	Invesco Ltd.
Two Harbors Investment Corp.	KKR & Co. L.P.
The Blackstone Group L.P.
The Carlyle Group L.P.
1.    The “Resi mREIT Universe” includes Adamas Trust, Inc. (“ADAM”), Angel Oak Mortgage REIT, Inc. (“AOMR”), NLY, ARR, Cherry Hill Mortgage Investment Corporation (“CHMI”), Chimera Investment Corporation (“CIM”), DX, Ellington Financial, Inc. (“EFC”), IVR, MFA Financial, Inc. (“MFA”), ORC, PennyMac Mortgage Investment Trust (“PMT”), Redwood Trust, Inc. (“RWT”), Rithm Capital Corp. (“RITM”), TPG Mortgage Investment Trust, Inc. (“MITT”), and TWO.

Performance Comparator Group
The Compensation Committee has determined that a subset of the Resi mREIT Universe, which we refer to as the “Agency REIT Peer Group,” provides a better basis for comparison to evaluate our performance and operations under our Corporate Scorecard and performance-based LTI awards. For purposes of 2025 incentive awards, these REITs were:
•Annaly Capital Management, Inc.
•ARMOUR Residential REIT, Inc.
•Dynex Capital, Inc.
•Invesco Mortgage Capital, Inc.
•Orchid Island Capital, Inc.
•Two Harbors Investment Corp.

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The Agency REIT Peer Group companies have at least 50% of their capital allocated to portfolios that most closely resemble our own focus on Agency securities. Non-agency REITs in the Resi mREIT Universe have strategies that place a greater emphasis on credit-sensitive assets than our portfolio and those of our Agency REIT Peer Group. As such, these REITs would be expected to achieve divergent returns from our own Agency securities-focused portfolio through various economic cycles and conditions. The Compensation Committee thus determined that our economic returns and stock price relative to tangible book value are appropriately measured against a simple, unweighted average of the Agency REIT Peer Group for purposes of determining our relative performance. Only two of the six REITs in the Agency REIT Peer Group were included in the group of companies for which executive compensation practices were reviewed by the Compensation Committee, Annaly Capital Management, Inc. and Two Harbors Investment Corp. The other four companies included in the Agency REIT Peer Group were excluded from our compensation comparator group because these four REITs either are significantly smaller than AGNC or are externally managed.
The Compensation Committee continues to evaluate our performance peer group construction in response to changes in market conditions and the mortgage REIT sector and has historically evaluated potential performance peer group adjustments based on guiding parameters, including a minimum of $500 million in total stockholders’ equity and approximately 50% or greater allocation of capital to Agency residential mortgage-backed securities at the time of inclusion. The Compensation Committee desires to limit the number of year-over-year changes to this peer group in order to provide meaningful ongoing comparative analyses for its work.
Role of the Compensation and Corporate Governance Committee

Our Compensation Committee, which is comprised solely of independent directors, is responsible for establishing and overseeing our philosophy regarding executive compensation, setting terms of employment agreements with our executive officers, and making decisions relating to their compensation. In this role, the Compensation Committee seeks to ensure that the total compensation provided to our executive officers is fair and competitive, promotes retention, and motivates high performance, but also aligns with the Company’s long-term objectives. Decisions that set the compensation of our CEO or Executive Chair are subject to the review and approval of the Company’s independent directors based on the Compensation Committee’s evaluation of goals and objectives. The Compensation Committee also leads the Board in overseeing succession planning, and in that regard oversees staffing and operational needs for critical roles, the potential leadership, industry knowledge and skills of existing employees, and compensation and other programs that promote their continued engagement, growth, and retention.
The Compensation Committee periodically reviews the Company’s compensation policies and programs and makes any modifications that the Committee deems necessary or advisable, subject to the terms of such policies or programs. The Compensation Committee annually reviews and approves the Company’s goals and objectives relevant to the compensation of the NEOs and other employees of the Company.
Role of Management
All compensation decisions related to our executive officers are at the discretion of the Compensation Committee or independent directors of our Board. The Compensation Committee considers the advice and counsel of the CEO when evaluating compensation of the other executive officers given his direct day-to-day working relationship with those executives. Taking this feedback into consideration, the Compensation Committee engages in discussions and either determines the compensation of our executive officers or makes a final recommendation to the Board related to compensation paid to them. Neither our CEO nor our Executive Chair is present or a participant in the portions of meetings of the Compensation Committee or of the Board at which his performance is evaluated and his compensation is deliberated and determined; only independent directors participate in such matters.
Role of the Independent Compensation Consultant
Under its charter, the Compensation Committee has the authority to select, retain, and terminate compensation consultants. The Compensation Committee has retained FW Cook to provide advice and counsel on executive compensation opportunities and program design and structure. Representatives of FW Cook attended certain meetings of the Compensation Committee, including meeting with members of the Compensation Committee without members of management present. FW Cook assists the Compensation Committee in its analysis and evaluation of our executive compensation program, practices, and communications and provides the Compensation Committee with market data and analysis of certain comparator companies that hire personnel and executives with similar skills and experience as our executive management team. FW Cook also provides advice with respect to our Corporate Scorecard, our long-term incentive awards, the setting of measures for performance-based incentive compensation, and other work that informs executive compensation decisions. During 2025, the Compensation Committee reviewed the independence of FW Cook using assessment criteria under applicable Nasdaq listing standards and concluded FW Cook had no conflicts of interest that would cloud the independence of its advice.
Risk Assessment and Compensation

The Compensation Committee monitors the risks and rewards associated with our compensation program for employees and is responsible for reviewing our compensation policies and practices to assess whether they could lead to excessive risk taking, the manner in which the Company monitors and assesses compensation risks, and related adjustments to such matters as required to address changes in the Company’s risk-profile. The Compensation Committee conducted a risk assessment for 2025 with the assistance of FW Cook and determined that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. This conclusion is supported by our executive compensation program design that

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balances fixed and variable compensation, cash and equity, and short- and long-term incentives, with an emphasis on long-term, equity-based incentives that create stockholder alignment and focus on the long-term health of the business. Compliance with our risk management and reporting framework, which is designed to address excessive risk taking, is an integral part of the strategic and operational objectives of the Corporate Scorecard used for short-term incentive compensation decisions. Furthermore, additional policies and practices further mitigate compensation driven risk, including the adoption of a clawback policy and executive officer stock ownership guidelines.
Other Compensation Policies and Practices
Stock Ownership Guidelines
We have adopted stock ownership guidelines for our executive officers establishing share ownership targets based on a multiple of base salary. The minimum objective is 6x for our Executive Chair and our CEO and 3x for all other executive officers. Until the foregoing ownership requirements are met, each individual is required to retain at least 50% of the shares of common stock received upon vesting of stock-based compensation, net of any shares withheld or sold to pay or reimburse taxes on such income. The retention obligations also apply in the event ownership levels fall below applicable guideline levels due to stock price declines. Shares of time-vested RSUs granted under the 2016 Equity Plan (whether vested, unvested, or subject to a deferral election) are included in determining the number of shares held for this purpose, net of estimated tax withholdings. Shares of unvested performance-based RSUs are not included for this purpose prior to completion of the applicable performance period. As of February 20, 2026, all of our NEOs had complied with their obligations under our stock ownership guidelines.
The following table sets forth the total stock ownership of all our NEOs,1 including beneficially owned, unvested, and deferred shares, as calculated pursuant to our stock ownership guidelines as of February 20, 2026:

Name	Beneficially Owned Shares (#)	Unvested Shares (#) [3]	Vested/Deferred Shares (#) [3,4]	Total (#)
Peter J. Federico	1,228,133	268,185	213,874	1,710,192
Bernice E. Bell	119,518	113,134	21,713	254,365
Gary D. Kain	2,041,263[2]	171,000	96,771	2,309,034
Kenneth L. Pollack	145,249	88,023	138,896	372,168
Sean P. Reid	249,353	85,770	—	335,123
1.    Mr. Kuehl has been excluded from the table, as he is no longer an executive officer of AGNC and thus is not subject to our share ownership guidelines.
2.    Includes 517,920 shares held in a family trust over which shares Mr. Kain has voting and dispositive power.
3.    Share amounts are net of anticipated tax withholdings.
4.    Deferred shares are vested and non-forfeitable, subject to AGNC’s clawback policy.
Anti-Hedging and Pledging Policy
Our Board has adopted a policy prohibiting our employees (including our executive officers) and directors from any hedging, pledging, or entering into margin loans with respect to any shares of our common stock or from engaging in short sales of our common stock or entering into any other transaction or derivative agreement where he or she would earn a profit or offset losses due to a decline of our stock price. By way of example, transactions prohibited under the policy may include options, short sales, puts, calls, or derivative actions such as forwards, futures, or swaps.
Clawback Policy
The Company adopted a clawback policy to comply with the SEC requirements and Nasdaq listing standards, superseding the Company’s prior policy. The policy applies to performance-based compensation received (as such term is defined in the policy) after October 2, 2023. The clawback policy provides for the recovery of certain performance-based compensation in the event of any accounting restatement by the Company due to material noncompliance with any financial reporting requirement under U.S. federal securities laws. Under this policy, the Company must seek to recover the portion of performance-based compensation paid to our current or former executive officers that would not have been earned had the Company’s restated financial statements been used in the determination of the amount of performance-based compensation originally awarded. This policy includes a three-year look back period.

Employment Agreements
The Company has entered into employment agreements with each of our NEOs. The Compensation Committee has consulted with FW Cook on each of the agreements and believes that they provide appropriate and balanced incentives toward achieving the annual and long-term strategic objectives set by the Compensation Committee and create a strong alignment of interests between our executives and our stockholders.
The Compensation Committee reviews the compensation of our executive officers on an annual basis and will make adjustments when warranted by personal performance, internal and external pay equity, and other considerations. The employment agreements for each NEO include certain severance payments and benefits if the NEO is terminated by the Company, including without “cause” or by the NEO for “good reason,” as each term is defined in each respective employment agreement, and were the

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result of arms-length negotiations with these NEOs. The severance provisions included in the employment agreements related to a change of control include a “double trigger” requirement, which we determined was appropriate and in the best interest of our stockholders. See “Severance and Change of Control Payments” on page 44. The employment agreements with these NEOs also include covenants related to post-employment obligations in areas such as competition with us, solicitation of our employees, and the confidentiality of certain information.

Retirement Vesting Policy
Commencing January 1, 2026, the Company has adopted a retirement vesting policy to provide all employees of the Company with vesting of certain incentive compensation awards upon their qualifying retirement. To be eligible, an employee must have (i) attained a minimum age of 55 and the sum of the employee’s age and years of continuous service must be equal to or greater than 70 with a minimum service of at least three years, (ii) attained the minimum age of 65 with a minimum service of at least three years, or (iii) completed at least 20 years of continuous service. At their retirement date, eligible employees would vest in stock-based awards granted in the years preceding their retirement, and awards granted during the year of retirement would be reduced on a pro-rata basis reflecting the portion of the year they remained employed by the Company. Time-based awards would fully vest at the time of retirement, and performance-based awards would continue to vest according to the terms of the awards as if the employee had remained with the Company throughout the applicable vesting period. Eligible employees would also be entitled to receive a pro-rata portion of their short-term incentive compensation for the year of their retirement based on the Company’s actual year-end performance. Mr. Federico and Ms. Bell are eligible for benefits under this policy in 2026. The Compensation Committee believes that this policy creates a strong retention incentive by rewarding long-tenured employees, helps facilitate orderly succession, is consistent with the practices of a number of other companies, and provides an important recruitment incentive for future employees.

Report of the Compensation and Corporate Governance Committee
Our Compensation and Corporate Governance Committee reviewed and discussed with our management the “Compensation Discussion and Analysis” contained in this proxy statement. Based on that review and discussions, our Compensation and Corporate Governance Committee recommends to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement.
By the Compensation and Corporate
Governance Committee:
John D. Fisk, Chair
Morris A. Davis
Prue B. Larocca
Paul E. Mullings

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2025 Summary Compensation Table
The following table provides information concerning the compensation of our NEOs earned during our fiscal years ended December 31, 2025, 2024, and 2023.
In the column “Salary,” we disclose the amount of base salary paid to the NEO during the fiscal year. See “Base Salary” under “Compensation Program in Detail” above, for a description of the base salaries payable under each NEO’s employment agreement. In the column “Bonus,” we disclose the amount of short-term cash incentive payments earned by the NEO during the fiscal year. See “2025 Corporate Scorecard” for a description of the annual scorecard for calculating the cash component of our incentive compensation awards for 2025 that were paid in 2026, and which are included in the Summary Compensation Table for 2025. In the column “Stock Awards,” we disclose awards of RSUs under the 2016 Equity Plan, which includes both performance-based vesting and time-based vesting awards. The grant date fair value of the performance-based vesting RSU awards assumes performance achievement at 100% of the target amount. However, payouts of these awards may range from 0% to 200% of the target amount based on actual performance achieved. See “Equity Incentive Compensation” under “Compensation Discussion and Analysis,” above.
The amounts in the column “All Other Compensation” represent employer matches for employee contributions to our 401(k) plan. The NEOs did not have any perquisites or other personal benefits in excess of the reporting thresholds during the fiscal year.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards [1] ($)	All Other Compensation ($)	Total ($)
Peter J. Federico President, Chief Executive Officer, and Chief Investment Officer	2025	900,000	7,537,500	5,750,000	21,000	14,208,500
	2024	900,000	7,177,500	5,000,000	20,700	13,098,200
	2023	900,000	6,399,000	5,000,000	19,800	12,318,800
Bernice E. Bell Executive Vice President and Chief Financial Officer	2025	750,000	2,634,375	1,875,000	21,000	5,280,375
	2024	750,000	2,340,825	1,500,000	20,700	4,611,525
	2023	750,000	2,161,425	1,500,000	19,800	4,431,225
Gary D. Kain Executive Chair	2025	500,000	3,015,000	2,100,000	21,000	5,636,000
	2024	500,000	5,742,000	4,200,000	20,700	10,462,700
	2023	500,000	5,119,200	4,200,000	19,800	9,839,000
Kenneth L. Pollack Executive Vice President, General Counsel, Chief Compliance Officer, and Secretary	2025	650,000	1,826,500	1,300,000	21,000	3,797,500
	2024	650,000	1,764,100	1,040,000	20,700	3,474,800
	2023	650,000	1,628,900	1,040,000	19,800	3,338,700
Sean P. Reid Executive Vice President, Strategy and Corporate Development	2025	750,000	2,107,500	1,500,000	21,000	4,378,500
	2024	650,000	1,764,100	1,040,000	20,700	3,474,800
	2023	650,000	1,628,900	1,040,000	19,800	3,338,700
Christopher J. Kuehl[2] Senior Vice President, Head of Investment Research and Strategy	2025	900,000	2,211,300	2,700,000	21,000	5,832,300
	2024	900,000	3,825,900	2,430,000	20,700	7,176,600
	2023	900,000	3,496,500	2,430,000	19,800	6,846,300
1.The amounts reported in the “Stock Awards” column represent the aggregate grant date fair value of each NEO’s awards calculated in accordance with FASB ASC Topic 718, as required by SEC regulations. The fair market value of a stock award is based on the fair market value of our stock on the date of grant with the value of the performance-based RSUs based on the probable outcome of the performance conditions as of the grant date and is set at 100% of the target amount. For fiscal year 2025, the grant date fair value of performance-based RSUs at 100% of the target amount was $3,852,500 for Mr. Federico, $937,500 for Ms. Bell,$1,407,000 for Mr. Kain, $650,000 for Mr. Pollack, $750,000 for Mr. Reid, and $1,350,000 for Mr. Kuehl. The grant date fair value of the performance-based RSUs assuming the highest level of performance conditions is met, was $7,705,000 for Mr. Federico, $1,875,000 for Ms. Bell, $2,814,000 for Mr. Kain, $1,300,000 for Mr. Pollack, $1,500,000 for Mr. Reid, and $2,700,000 for Mr. Kuehl. See below in the “Grants of Plan Based Awards in Fiscal Year 2025” table for further details regarding the allocation of grants between time-vesting and performance-based RSUs.
2.Mr. Kuehl served as Executive Vice President and Chief Investment Officer until March 20, 2025. When he moved to the role of Senior Vice President, Head of Investment Research and Strategy, Mr. Kuehl ceased being an executive officer of the Company.

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Grants of Plan-Based Awards in Fiscal Year 2025
In the following table we provide information about each grant of an award made to an NEO during our fiscal year ended December 31, 2025 under the 2016 Equity Plan. See “Equity Incentive Compensation” in “Compensation Discussion and Analysis” above for a description of the plan and awards. Amounts included in the “Grant date fair value of stock awards” column are valued in accordance with ASC 718 without reduction of any assumed forfeitures.

Name	Award Type [1]	Grant Date [2]	Estimated Future Payouts Under Equity Incentive Plan Awards [3]			All Other Stock Awards: Number of Units	Grant date fair value of stock awards [4]
			Threshold (#)	Target (#)	Maximum (#)
Peter J. Federico
	Time-Based Vesting RSUs	3/3/2025				184,402	$1,897,500
	Performance-Based Vesting RSUs	3/3/2025	0	374,392	748,784		$3,852,500
Bernice E. Bell
	Time-Based Vesting RSUs	3/3/2025				91,107	$937,500
	Performance-Based Vesting RSUs	3/3/2025	0	91,107	182,214		$937,500
Gary D. Kain
	Time-Based Vesting RSUs	3/3/2025				67,346	$693,000
	Performance-Based Vesting RSUs	3/3/2025	0	136,734	273,468		$1,407,000
Kenneth L. Pollack
	Time-Based Vesting RSUs	3/3/2025				63,168	$650,000
	Performance-Based Vesting RSUs	3/3/2025	0	63,168	126,336		$650,000
Sean P. Reid
	Time-Based Vesting RSUs	3/3/2025				72,886	$750,000
	Performance-Based Vesting RSUs	3/3/2025	0	72,886	145,772		$750,000
Christopher J. Kuehl
	Time-Based Vesting RSUs	3/3/2025				131,195	$1,350,000
	Performance-Based Vesting RSUs	3/3/2025	0	131,195	262,390		$1,350,000
1.AGNC time-based vesting RSU awards vest ratably over a three-year and one-half month period in three equal annual installments. AGNC performance-based vesting RSU awards are subject to cliff vesting two years and eleven and one-half months after the grant date after a three-year performance period and meeting performance conditions. Awards were granted to each NEO in accordance with the terms of his or her respective employment agreement.
2.The Compensation Committee approved all grants of plan-based awards in fiscal year 2025 at a meeting held on February 19, 2025.
3.Excludes accrued dividend equivalent units.
4.AGNC performance-based vesting RSUs’ grant date fair value assumes performance achievement at 100% of target. Performance payouts may range from 0% to 200% of target based on actual performance achieved.

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Outstanding Equity Awards at 2025 Fiscal Year-End
In the table below we provide information about stock awards under the 2016 Equity Plan that have not vested and were outstanding as of December 31, 2025, for each NEO.

		Stock awards
Name	Grant Date	Number of shares or units of stock that have not vested [1] (#)	Market value of shares or units of stock that have not vested [2] ($)	Equity incentive plan awards: number of unearned units that have not vested [1] (#)	Equity incentive plan awards: market or payout value of unearned units [2] ($)
Peter J. Federico
	3/1/2023 [3]	78,936	846,194
	3/1/2023 [4]			754,303	8,086,128
	3/1/2024 [3]	150,156	1,609,672
	3/1/2024 [5]			640,213	6,863,083
	3/3/2025 [3]	208,414	2,234,198
	3/3/2025 [6]			423,145	4,536,114
Bernice E. Bell
	3/1/2023 [3]	35,871	384,537
	3/1/2023 [4]			168,877	1,810,361
	3/1/2024 [3]	68,255	731,694
	3/1/2024 [5]			143,334	1,536,540
	3/3/2025 [3]	102,972	1,103,860
	3/3/2025 [6]			102,972	1,103,860
Gary D. Kain
	3/1/2023 [3]	66,304	710,779
	3/1/2023 [4]			633,604	6,792,235
	3/1/2024 [3]	126,134	1,352,156
	3/1/2024 [5]			537,779	5,764,991
	3/3/2025 [3]	76,118	815,985
	3/3/2025 [6]			154,543	1,656,701
Kenneth L. Pollack
	3/1/2023 [3]	24,879	266,703
	3/1/2023 [4]			117,086	1,255,162
	3/1/2024 [3]	47,319	507,260
	3/1/2024 [5]			99,379	1,065,343
	3/3/2025 [3]	71,397	765,376
	3/3/2025 [6]			71,397	765,376
Sean P. Reid
	3/1/2023 [3]	24,879	266,703
	3/1/2023 [4]			117,086	1,255,162
	3/1/2024 [3]	47,319	507,260
	3/1/2024 [5]			99,379	1,065,343
	3/3/2025 [3]	82,378	883,092
	3/3/2025 [6]			82,378	883,092
Christopher J. Kuehl
	3/1/2023 [3]	58,122	623,068
	3/1/2023 [4]			273,567	2,932,638
	3/1/2024 [3]	110,571	1,185,321
	3/1/2024 [5]			232,198	2,489,163
	3/3/2025 [3]	148,278	1,589,540
	3/3/2025 [6]			148,278	1,589,540
1.Includes accrued dividend equivalent units.
2.Market value computed by multiplying the closing market price of our stock on December 31, 2025, or $10.72, by the number of units.

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3.Time-based vesting RSUs vest ratably over a three-year and one-half month period that commenced on the Grant Date with the next vesting date on March 15, 2026.
4.Performance-based vesting RSUs which, subject to meeting the performance conditions calculated over a three-year period, cliff vest two years and eleven and one-half months from the Grant Date. Reflects performance achievement of 156.9% of target.
5.Performance-based vesting RSUs which, subject to meeting the performance conditions calculated over a three-year period, cliff vest two years and eleven and one-half months from the Grant Date. Reflects assumed performance achievement at 140.0% of target.
6.Performance-based vesting RSUs which, subject to meeting the performance conditions calculated over a three-year period, cliff vest two years and eleven and one-half months from the Grant Date. Reflects assumed performance achievement at 100.0% of target.

Stock Vested for Fiscal Year 2025
The following table provides information about stock awards under the 2016 Equity Plan that vested in 2025 for each NEO:

	Stock Awards
Name	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Peter J. Federico	460,599	4,804,417
Bernice E. Bell	152,035	1,583,901
Gary D. Kain	417,174	4,352,488
Kenneth L. Pollack	115,016	1,198,686
Sean P. Reid	107,802	1,123,194
Christopher J. Kuehl	287,732	2,999,530

Severance and Change of Control Payments
Employment Agreements
Each of the employment agreements with Ms. Bell and Messrs. Kain, Federico, Kuehl, Pollack, and Reid contains provisions for payments upon certain events as set forth below. In the event of a termination by the Company of any of our NEOs for Cause (as defined in their respective employment agreements), our NEOs are not entitled to receive any supplemental payments or incremental benefits.
Termination by the Board Without Cause or Termination by the Executive for Good Reason
If the employment of Ms. Bell or Messrs. Federico, Kuehl, Pollack, or Reid terminates by reason of a Termination Without Cause or Termination For Good Reason, each as defined in their employment agreements, and such termination does not occur during the 24-month period (21 months in the case of Mr. Federico) following a Change of Control, each such executive would be entitled to the following payments from the Company, as applicable, in addition to the payments listed below under “All Terminations” (a) an amount equal to the product of (i) 1.5 for Mr. Federico or 1.0 for Ms. Bell or Messrs. Kuehl, Pollack or Reid, multiplied by (ii) the sum of (A) the executive’s annual base salary at the time of such termination, plus (B) the target value of the executive’s annual cash bonus for the year in which such termination occurs (the “Severance Amount”), paid over 12 months (18 months in the case of Mr. Federico); (b) a pro rata portion of the annual cash bonus the executive would have been entitled to receive if he or she had remained employed through December 31 of the year in which such termination occurs (as determined by the Compensation Committee but assuming that all qualitative and subjective performance metrics were achieved at their target level); (c) reimbursements under COBRA, or substitute payments, for the executive and his or her eligible dependents for up to 12 months (18 months in the case of Mr. Federico); and (d) acceleration of any outstanding unvested equity awards. Time-based awards would be distributed at the time of termination, and performance-based awards would continue to vest and be distributed according to the terms of the awards as if the employee had remained with the Company throughout the applicable vesting period. Under the terms of Mr. Kain’s employment agreement, he would be entitled only to a pro rata portion of the annual cash bonus he would have been entitled to receive if he had remained employed through December 31 and acceleration of any outstanding equity awards.
Termination by the Board Without Cause or Termination by the Executive For Good Reason Following a Change of Control
If the employment of Ms. Bell or Messrs. Federico, Kuehl, Pollack, or Reid terminates by reason of a Termination Without Cause or Termination For Good Reason, and such termination occurs during the 24-month period following a Change of Control (21 months in the case of Mr. Federico), as defined in their employment agreements, each such executive would be entitled to the following (as applicable), in addition to the payments listed below under “All Terminations”: (a) an amount equal to the product of (i) 2.0 (for Mr. Federico), 1.5 (for Ms. Bell and Messrs. Pollack or Reid) or 1.0 (for Mr. Kuehl), multiplied by (ii) the sum of (A) the executive’s annual base salary at the time of such termination, plus (B) the target value of the executive’s annual cash bonus for the year in which such termination occurs, paid in a lump sum; (b) a pro rata portion of the target value of his or her annual cash bonus for the year in which such termination occurs; (c) COBRA reimbursements (or substitute payments) for the executive and his or her eligible dependents for up to 18 months (12 months in the case of Mr. Kuehl); and (d) acceleration of any outstanding unvested equity awards. Time-based awards would be distributed at the time of termination, and performance-based awards, if any, would be distributed according to their terms. Under the terms of Mr. Kain’s employment agreement, he would be entitled only to a pro rata portion of the annual cash bonus he would have been entitled to receive if he had remained employed through December 31 and acceleration of any outstanding equity awards.

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EXECUTIVE COMPENSATION
Death or Disability
If the employment period of Ms. Bell or Messrs. Federico, Kuehl, Pollack, or Reid terminates early by reason of death or disability, each executive (or his or her estate or eligible dependents, if applicable) is entitled to receive, in addition to the payments listed below under “All Terminations”: (i) a pro rata portion of the annual cash bonus the executive would have been entitled to receive if he or she had remained employed through December 31 of the year in which such termination occurs (as determined by the Compensation Committee but assuming that the executive achieved all qualitative and subjective performance metrics at their target level), payable in a lump sum; (ii) COBRA reimbursements (or substitute payments) for the executive and his or her eligible dependents for up to 12 months (18 months in the case of Mr. Federico); and (iii) acceleration of any outstanding unvested equity awards. Time-based awards would be distributed at the time of termination, and performance-based awards would continue to vest and be distributed according to the terms of the awards as if the employee had remained with the Company throughout the applicable vesting period. Under the terms of Mr. Kain’s employment agreement, he would be entitled only to a pro rata portion of the annual cash bonus he would have been entitled to receive if he had remained employed through December 31 and acceleration of any outstanding equity awards.

Qualified Retirement
Pursuant to the terms of their respective employment agreements, the outstanding equity awards for each of Messrs. Kain and Kuehl will be subject to accelerated vesting described above, except that, for such LTI awards granted in the year of the qualified retirement, such terms would only apply to a pro rata portion of the awards based on the number of full calendar months he was employed in such year. The continued vesting of any performance-based vesting described in this section shall only occur if he has complied with the terms and conditions of his employment agreement and continues to comply with certain restrictive covenants contained in the agreement during such time. Mr. Kain must provide the Company with at least 90 days’ prior written notice. Mr. Kuehl’s eligibility was effective January 1, 2026 and requires that he provide at least 30 days’ written notice and such transition services as the Company may reasonably request in order to qualify as a qualified retirement under the terms of his employment agreement.
All Terminations
If the employment period of Ms. Bell and Messrs. Kain, Federico, Kuehl, Pollack, or Reid terminates early for any reason, each executive is entitled to receive (i) any earned but unpaid base salary; (ii) any annual cash bonus that has been earned for a calendar year prior to termination but is unpaid (but only if not a Termination For Cause or (other than Mr. Kain) a qualified departure by the executive for any reason other than Good Reason); (iii) any unpaid reimbursable expenses that have been incurred by the executive; (iv) any plan benefits which by their terms extend beyond termination of employment; and (v) any COBRA benefits generally available to employees.
In addition, each of the employment agreements contains a non-competition provision that prevents the officer from participating as an officer, employee, director, partner, stockholder, consultant or otherwise, in any type of business that engages in the Company’s business for a certain restricted period. Each of the employment agreements also contains a provision preventing the executive from soliciting any of our employees or interfering in a similar manner with our business during such restricted period.

Equity Plans
The 2016 Equity Plan includes “double-trigger” acceleration provisions with respect to the vesting of awards in connection with a Change of Control of the Company (as defined in the 2016 Equity Plan). Under the 2016 Equity Plan, the vesting of awards may accelerate in connection with a Change of Control where either (1) within a specified period the participant experiences a qualifying termination of employment or service, as applicable, in a manner described in the award agreement or (2) the award is not continued, assumed, or converted into a replacement award in a manner described in the applicable award agreement.
The following table summarizes the estimated payments to be made under the employment agreement for each NEO at, following, or in connection with any termination of employment, including by the Company without cause or by the executive for good reason, death or disability and upon a change of control. In accordance with SEC regulations, the following table does not include any amount to be provided to an NEO under any arrangement that does not discriminate in scope, terms or operation in favor of the NEO and that are available generally to all salaried employees. Also, the following table does not duplicate information already provided in the outstanding equity awards at fiscal year-end table, except to the extent that the amount payable to the NEO would be enhanced by the termination event. The amounts in the following table are hypothetical and based on SEC regulations. Actual payments will depend on the circumstances and timing of any termination.

AGNC INVESTMENT CORP. - Proxy Statement	45

EXECUTIVE COMPENSATION

In accordance with SEC regulations, for purposes of the quantitative disclosure in the following table, we have assumed that the termination took place on December 31, 2025, and that the price per share of our common stock is the closing market price as of December 31, 2025, which was $10.72.

The information below constitutes forward-looking statements for purposes of the Private Litigation Securities Reform Act of 1995.

NEO Benefits and Payments upon Termination	Termination by Company Without Cause or Termination by Executive for Good Reason [1] ($)	Termination by Company Without Cause or Termination by Executive for Good Reason, each in connection with a Change in Control [2] ($)	Death or Disability ($)	Qualified Retirement ($)
Peter J. Federico
Severance Amount	8,100,000	10,800,000	—	—
Base Salary	—	—	—	—
Cash Bonus [3]	7,537,500	7,537,500	7,537,500	—
Accelerated Equity Awards [4]	24,175,390	24,175,390	24,175,390	—
Insurance Benefits [5]	56,145	56,145	56,145	—
TOTAL:	39,869,035	42,569,035	31,769,035	—
Bernice E. Bell
Severance Amount	2,625,000	3,937,500	—	—
Base Salary	—	—	—	—
Cash Bonus [3]	2,634,375	2,634,375	2,634,375	—
Accelerated Equity Awards [4]	6,670,852	6,670,852	6,670,852	—
Insurance Benefits [5]	37,430	56,145	37,430	—
TOTAL:	11,967,657	13,298,872	9,342,657	—
Gary D. Kain
Severance Amount	—	—	—	—
Base Salary	—	—	—	—
Cash Bonus [3]	3,015,000	3,015,000	3,015,000	3,015,000 [6]
Accelerated Equity Awards [4]	17,092,847	17,092,847	17,092,847	17,092,847 [6]
Insurance Benefits [5]	—	—	—	—
TOTAL:	20,107,847	20,107,847	20,107,847	20,107,847
Kenneth L. Pollack
Severance Amount	1,950,000	2,925,000	—	—
Base Salary	—	—	—	—
Cash Bonus [3]	1,826,500	1,826,500	1,826,500	—
Accelerated Equity Awards [4]	4,625,219	4,625,219	4,625,219	—
Insurance Benefits [5]	37,430	56,145	37,430	—
TOTAL:	8,439,149	9,432,864	6,489,149	—
Sean P. Reid
Severance Amount	2,250,000	3,375,000	—	—
Base Salary	—	—	—	—
Cash Bonus [3]	2,107,500	2,107,500	2,107,500	—
Accelerated Equity Awards [4]	4,860,652	4,860,652	4,860,652	—
Insurance Benefits [5]	37,430	56,145	37,430	—
TOTAL:	9,255,582	10,399,297	7,005,582	—
Christopher J. Kuehl
Severance Amount	2,250,000	2,250,000	—	—
Base Salary	—	—	—	—
Cash Bonus [3]	2,211,300	2,211,300	2,211,300
Accelerated Equity Awards [4]	10,409,270	10,409,270	10,409,270
Insurance Benefits [5]	37,430	37,430	37,430
TOTAL:	14,908,000	14,908,000	12,658,000	—

46	AGNC INVESTMENT CORP. - Proxy Statement

EXECUTIVE COMPENSATION

1.Severance amounts are payable over a period of 18 months for Mr. Federico and over a period of 12 months for each of Messrs. Kuehl, Pollack, and Reid and Ms. Bell.
2.Severance amounts are payable in a lump sum on the first payroll date 60 days after termination.
3.Payable in a lump sum by March 15 of the calendar year following the calendar year in which termination occurs. Reflects cash bonus NEO is entitled to receive for fiscal year 2025 based on achievement of Corporate Scorecard measures and personal performance, as applicable.
4.Reflects performance achievement of 156.9% of target for March 1, 2023 performance-based vesting RSUs award. Reflects assumed performance achievement at 140% of target for March 1, 2024 and 100% of target for March 1, 2025 performance-based vesting RSUs awards.
5.Insurance Benefits are based on the December 2025 monthly payment for Health, Dental and Vision coverage for each NEO.
6.Mr. Kain must provide the Company with at least 90 days’ prior written notice to qualify as a qualified retirement under the terms of his employment agreement and have complied with all terms and conditions of his employment agreement, including applicable restrictive covenants.
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we have prepared this pay versus performance disclosure, which serves to further demonstrate the alignment of our executive compensation program with stockholder interests.

							Value of Initial Fixed $100 Investment Based on:

Year	Summary Compensation Table Total for Current CEO[1]	Summary Compensation Table Total for Prior CEO[1]	Compensation Actually Paid to Current CEO[1]	Compensation Actually Paid to Prior CEO[1]	Average Summary Compensation Table Total for Non-CEO NEOs[2]	Average Compensation Actually Paid to Non-CEO NEOs[2]	Total Stock-holder Return[3]	Peer Group Total Stock-holder Return[3,4]	Net Income ($ in Millions)[5]	Relative Annual Economic Return[6]
2025	$14,208,500	N/A	$23,403,879	N/A	$4,984,935	$8,354,812	$133.05	$113.98	$1,670	11.7
2024	$13,098,200	N/A	$15,493,368	N/A	$5,840,085	$6,808,308	$98.66	$98.24	$863	7.6
2023	$12,318,800	N/A	$13,343,838	N/A	$5,558,785	$6,145,933	$90.61	$97.89	$155	6.4
2022	$7,646,700	N/A	$3,653,990	N/A	$4,266,463	$1,425,320	$82.36	$84.86	$(1,190)	(2.1)
2021	$6,949,900	$11,254,900	$7,745,878	$15,106,695	$2,952,885	$3,317,861	$105.23	$115.64	$749	9.9
1.Peter Federico (“Current CEO”) served as our CEO throughout 2022, 2023, 2024 and 2025. During 2021, each of Peter Federico and Gary Kain (“Prior CEO”) served as CEO of the Company for a six month period. Compensation totals during 2021 reflect the full-year compensation received by each of Messrs. Kain and Federico and do not reflect pro-rated payment for the period that each individual served as CEO.
2.During 2023, 2024 and 2025, our remaining NEOs consisted of Messrs. Kain, Kuehl, Pollack, and Reid and Ms. Bell. During 2022, remaining NEOs included Messrs. Kain, Kuehl and Pollack and Ms. Bell. During 2021, our remaining NEOs consisted of Messrs. Kuehl, Pas, and Pollack and Ms. Bell. For more details regarding how the amounts in this column are calculated, refer to the “Adjustments to Summary Compensation Tables to Determine Compensation Actually Paid” tables immediately below.
3.Total Stockholder Return and Peer Group Total Stockholder Return assumes $100 invested at December 31, 2020.
4.As permitted by SEC rules, the peer group referenced for purpose of the Total Stockholder Return comparison consists of the FTSE NAREIT Mortgage REITs Index.
5.Reflects after-tax net income attributable to stockholders prepared in accordance with GAAP for each of the years shown.
6.The Company has designated “Relative Annual Economic Return” as its Company Selected Measure, as this is the largest financial component of our 2025 Corporate Scorecard and our most important financial measure (that is not otherwise required to be disclosed in this table) used by us to link compensation actually paid to our NEOs to Company performance. Relative Annual Economic Return compares the economic return of AGNC to that of the average of the Agency REIT Peer Group and is calculated based on percentage points. For purposes of AGNC’s Corporate Scorecard, relative annual economic return is calculated on an October 1 - September 30 year, but consistent with the requirements of Regulation S-K, it is calculated for purposes of this table on a calendar year basis. Additional details regarding the calculation of Relative Annual Economic Return and the companies included in the Agency REIT Peer Group for 2025 are included in the discussion of our 2025 Corporate Scorecard on page 29. For 2021, the component companies were ARR, CMO, DX, IVR, NLY, and TWO, although CMO was included only through September 30, 2021 as a result of its acquisition. Since 2022, the peer group has included ARR, DX, IVR, NLY, ORC, and TWO.

Compensation Actually Paid represents the Summary Compensation Table Totals adjusted for the following items:

	Year 2025
Adjustments to Summary Compensation Table Totals to Determine Compensation Actually Paid	Current CEO	Prior CEO	Average for Non-CEO-NEOs
Deduction for amounts reported under the Stock Awards Column in the Summary Compensation Table	$(5,750,000)	N/A	$(1,895,000)
Increase for fair value at year-end of awards granted during year that remain unvested as of year-end	$6,770,312	N/A	$2,231,284
Increase/(Deduction) for change in fair value from prior year-end to current year-end of awards granted prior to year that were outstanding and unvested as of year-end	$7,542,403	N/A	$2,737,181
Increase/(Deduction) for change in fair value from prior year-end to vesting date of awards granted prior to year that vested during year	$632,664	N/A	$296,412
Total adjustments	$9,195,379	N/A	$3,369,877

AGNC INVESTMENT CORP. - Proxy Statement	47

EXECUTIVE COMPENSATION

	Year 2024
Adjustments to Summary Compensation Table Totals to Determine Compensation Actually Paid	Current CEO	Prior CEO	Average for Non-CEO-NEOs
Deduction for amounts reported under the Stock Awards Column in the Summary Compensation Table	$(5,000,000)	N/A	$(2,042,000)
Increase for fair value at year-end of awards granted during year that remain unvested as of year-end	$5,431,984	N/A	$2,218,426
Increase/(Deduction) for change in fair value from prior year-end to current year-end of awards granted prior to year that were outstanding and unvested as of year-end	$1,978,383	N/A	$800,694
Increase/(Deduction) for change in fair value from prior year-end to vesting date of awards granted prior to year that vested during year	$(15,199)	N/A	$(8,896)
Total adjustments	$2,395,168	N/A	$968,224

	Year 2023
Adjustments to Summary Compensation Table Totals to Determine Compensation Actually Paid	Current CEO	Prior CEO	Average for Non-CEO-NEOs
Deduction for amounts reported under the Stock Awards Column in the Summary Compensation Table	$(5,000,000)	N/A	$(2,042,000)
Increase for fair value at year-end of awards granted during year that remain unvested as of year-end	$5,250,910	N/A	$2,144,458
Increase/(Deduction) for change in fair value from prior year-end to current year-end of awards granted prior to year that were outstanding and unvested as of year-end	$643,902	N/A	$356,759
Increase/(Deduction) for change in fair value from prior year-end to vesting date of awards granted prior to year that vested during year	$130,226	N/A	$127,931
Total adjustments	$1,025,038	N/A	$587,148

	Year 2022
Adjustments to Summary Compensation Table Totals to Determine Compensation Actually Paid	Current CEO	Prior CEO	Average for Non-CEO-NEOs
Deduction for amounts reported under the Stock Awards Column in the Summary Compensation Table	$(4,500,000)	N/A	$(2,262,500)
Increase for fair value at year-end of awards granted during year that remain unvested as of year-end	$2,663,407	N/A	$1,339,108
Increase/(Deduction) for change in fair value from prior year-end to current year-end of awards granted prior to year that were outstanding and unvested as of year-end	$(2,009,058)	N/A	$(1,669,332)
Increase/(Deduction) for change in fair value from prior year-end to vesting date of awards granted prior to year that vested during year	$(147,059)	N/A	$(248,419)
Total adjustments	$(3,992,710)	N/A	$(2,841,143)

	Year 2021
Adjustments to Summary Compensation Table Totals to Determine Compensation Actually Paid	Current CEO	Prior CEO	Average for Non-CEO-NEOs
Deduction for amounts reported under the Stock Awards Column in the Summary Compensation Table	$(3,400,000)	$(6,150,000)	$(1,257,500)
Increase for fair value at year-end of awards granted during year that remain unvested as of year-end	$3,443,197	$6,228,139	$1,273,459
Increase/(Deduction) for change in fair value from prior year-end to current year-end of awards granted prior to year that were outstanding and unvested as of year-end	$635,848	$3,420,757	$316,660
Increase/(Deduction) for change in fair value from prior year-end to vesting date of awards granted prior to year that vested during year	$116,933	$352,899	$32,357
Total adjustments	$795,978	$3,851,795	$364,976

48	AGNC INVESTMENT CORP. - Proxy Statement

EXECUTIVE COMPENSATION

The following graph illustrates the relationship between compensation actually paid to our NEOs and AGNC’s total stockholder return on a cumulative basis assuming investment of $100 on December 31, 2020:

Comparison of Compensation Actually Paid to Total Stockholder Return
Compensation Actually Paid to Prior CEO
Compensation Actually Paid to Current CEO
Average Compensation Actually Paid to Non-CEO NEOs
Value of Initial Fixed $100 Investment Based On Total Stockholder Return
Compensation Actually Paid ($MM)
$25
$20
$15
$10
$5
$0
$140
$120
$100
$80
$60
Value of Initial Fixed $100 Investment Based on Total Stockholder Return
$15.1
$7.7
$3.3
$105.23
$3.7
$1.4
$82.36
$13.3
$6.1
$90.61
$15.5
$6.8
$98.66
$23.4
$8.4
$133.05
2021
2022
2023
2024
2025

The following graph illustrates the relationship between compensation actually paid to our NEOs and AGNC’s net income on an annual basis:

Comparison of Compensation Actually Paid to Net Income
Compensation Actually Paid to Prior CEO
Compensation Actually Paid to Current CEO
Average Compensation Actually Paid to Non-CEO NEOs
Net Income
Compensation Actually Paid ($MM)
Net Income ($MM)
$25
$20
$15
$10
$5
$0
$2,000
$1,000
$0
($1,000)
($2,000)
2021
2022
2023
2024
2025
$15.1
$7.7
$3.3
$749
$3.7
$1.4
($1,190)
$13.3
$6.1
$155
$15.5
$6.8
$863
$23.4
$8.4
$1,670

AGNC INVESTMENT CORP. - Proxy Statement	49

EXECUTIVE COMPENSATION

The following graph illustrates the relationship between compensation actually paid to our NEOs and AGNC’s economic return relative to the Agency REIT Peer Group on an annual basis:

Comparison of Compensation Actually Paid to Relative Annual Economic Return

Compensation Actually Paid to Prior CEO
Compensation Actually Paid to Current CEO
Average Compensation Actually Paid to Non-CEO NEOs
Relative Annual Economic Return
Compensation Actually Paid ($MM)
$25
$20
$15
$10
$5
$0
Relative Annual Economic Return (in percentage points)
15
10
5
0
(5)
(10)
2021
2022
2023
2024
2025
$15.1
$7.7
$3.3
9.9
$3.7
$1.4
(2.1)
$13.3
$6.1
6.4
$15.5
$6.8
7.6
$23.4
$8.4
11.7

The relationship between AGNC’s total stockholder return and the total stockholder return of the FTSE NAREIT Mortgage REITs Index on a cumulative basis is shown below:

Value of Initial Fixed $100 Investment Based on Total Stockholder Return

AGNC Investment Corp.
FTSE NAREIT Mortgage REITs Index
$140
$130
$120
$110
$100
$90
$80
$70
12/31/20
12/31/21
12/31/22
12/31/23
12/31/24
12/31/25
$115.64
$105.23
$84.86
$82.36
$97.89
$90.61
$98.66
$98.24
$133.05
$113.98

50	AGNC INVESTMENT CORP. - Proxy Statement

EXECUTIVE COMPENSATION
    Since its adoption in 2016, our current compensation program has linked the compensation of our NEOs to achievement of short- and long-term financial and strategic goals. Our 2025 Corporate Scorecard consists 75% of financial metrics and 25% of strategic and operational objectives. A significant percentage of our NEOs’ compensation is in the form of equity awards that vest over three years, and in 2025, our CEO and our Executive Chair each received 67% of their equity awards in the form of performance-based compensation. For our remaining NEOs, 50% of these awards were performance vesting. In 2025, incentive compensation served as a material element of each NEO’s compensation package and serves to further align compensation to Company performance. The most important financial performance measures utilized by the Compensation Committee to link compensation paid to our NEOs to AGNC’s performance for 2025 were:
•Annual Economic Return Relative to the Agency REIT Peer Group
•Absolute Annual Economic Return
•Price-to-Tangible Book Value Ratio Relative to the Agency REIT Peer Group

CEO Compensation Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we determined that the 2025 total compensation of Peter Federico, our President, Chief Executive Officer, and Chief Investment Officer, of $14,208,500 was approximately 35 times the total compensation of a median employee in 2025 of $403,062.
We identified the median employee using the annual base salary and expected bonus, as of December 31, 2025, plus any long-term incentive stock awards granted in 2025 for all individuals, excluding our Chief Executive Officer, who were employed by us on December 31, 2025, the last day of our payroll year (whether employed on a full-time, part-time, or seasonal basis). After identifying the median employee, we calculated annual total compensation for such employee using the same methodology we used for determining the CEO Compensation shown in the Summary Compensation Table.

AGNC INVESTMENT CORP. - Proxy Statement	51

INFORMATION REGARDING COMPANY VOTING SECURITIES
INFORMATION REGARDING COMPANY VOTING SECURITIES
Security Ownership of Management and Certain Beneficial Owners
The following table sets forth, as of February 20, 2026 (unless otherwise indicated), the beneficial ownership of common stock of each current director, each nominee for director, each of our named executive officers, our executive officers and directors as a group, and each stockholder known to management to own beneficially more than 5% of the outstanding shares of our common stock. Unless otherwise indicated, we believe that the beneficial owners set forth in the table below have sole voting and investment power. As of February 20, 2026, there were 1,123,239,319 shares of our common stock outstanding.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned [1]	Percentage of Common Stock Beneficially Owned[2]
Beneficial Owners of more than 5%:
The Vanguard Group[3]	63,366,808	5.64%
100 Vanguard Blvd. Malvern, PA 19355
Directors and Named Executive Officers: [4]
Peter J. Federico	1,228,133	*
Gary D. Kain [5]	2,041,263	*
Christopher J. Kuehl	361,456	*
Donna J. Blank[6]	21,591	*
Bernice E. Bell	119,518	*
Morris A. Davis[6]	—	*
John D. Fisk[6]	72,712	*
Christine L. Hurtsellers[6]	—	*
Andrew A. Johnson, Jr.[6]	23,524	*
Prue B. Larocca[6]	117,948	*
Paul E. Mullings[6]	26,185	*
Kenneth L. Pollack	145,249	*
Sean P. Reid	249,353	*
Frances R. Spark[6]	34,717	*
Directors and Executive Officers as a group (14 persons)	4,441,649	*

*    Less than one percent.
1.The amounts shown reflect shares of our common stock. Mr. Kain also owns 10,900 shares of our 6.875% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock (“Series D Preferred Stock”), representing less than one percent of the shares of Series D Preferred Stock issued and outstanding as of February 20, 2026. Holders of Series D Preferred Stock generally do not have any voting rights. Other than Mr. Kain’s ownership of Series D Preferred Stock, our Directors and executive officers do not own shares of our 7.00% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, 6.875% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, 6.50% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, 6.125% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, 7.75% Series G Fixed-Rate Reset Cumulative Redeemable Preferred Stock, or 8.75% Series H Fixed-Rate Cumulative Redeemable Preferred Stock.
2.The ownership percentages set forth in this column are based on 1,123,239,319 shares of common stock outstanding on February 20, 2026. We have assumed that beneficial holders reporting on Schedule 13G continued to own the number of shares reported in their most recent filing.
3.This information is based on a Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group, Inc. (“Vanguard”), as an investment adviser. Vanguard reports being the beneficial owner of 63,366,808 shares and has the sole power to dispose or direct the disposition of 62,474,071 of such shares, shared power to dispose or direct the disposition of 892,737 of such shares, and shared power to vote or direct the vote of 208,818 of such shares.
4.The address of each of the executive officers and directors listed above is c/o AGNC Investment Corp., 7373 Wisconsin Ave, 22nd Floor, Bethesda, MD 20814.
5.Includes 517,920 shares held in a family trust over which shares Mr. Kain has voting and dispositive power.
6.Under the 2016 Equity Plan, independent directors may elect to defer distribution of their equity awards for a period of up to ten years. Deferred awards are non-forfeitable following the vesting date. Please see the table on page 9 herein for a more complete breakdown of total ownership of common stock by our independent directors, including beneficially owned, unvested, and deferred shares.

52	AGNC INVESTMENT CORP. - Proxy Statement

QUESTIONS AND ANSWERS ABOUT STOCKHOLDER COMMUNICATIONS AND PROPOSALS
QUESTIONS AND ANSWERS ABOUT STOCKHOLDER COMMUNICATIONS AND PROPOSALS
1.    WHO IS RESPONSIBLE FOR STOCKHOLDER COMMUNICATIONS?

The Board is of the view that management is primarily responsible for all communications on behalf of AGNC with stockholders and the public at large. Thus, in addition to our executive officers, we employ a Vice President, Investor Relations, whose primary responsibilities include investor and stockholder relations.
2.    HOW DO I COMMUNICATE WITH THE COMPANY’S BOARD?

Stockholders who wish to communicate with our Board or with a particular director may send a letter to our Secretary at AGNC Investment Corp., 7373 Wisconsin Avenue, 22nd Floor, Bethesda, MD 20814. Any communication should clearly specify that it is intended to be made to the entire Board or to one or more particular director(s).
Under this process, our Secretary reviews all such correspondence and will forward to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by AGNC that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls, or auditing matters are promptly brought to the attention of the Chair of the Audit Committee and handled in accordance with procedures approved by the Board with respect to such matters.
A copy of such procedures for the submission and handling of complaints or concerns regarding accounting, internal accounting controls, or auditing matters is included in our Code of Ethics, which is published in the Investors section of our web site at ir.agnc.com/corporate-governance-documents.
3.    HOW CAN A STOCKHOLDER NOMINATE A DIRECTOR OR SUBMIT A PROPOSAL FOR THE 2026 ANNUAL MEETING?

Stockholder proposals or nominees for election to the Board must be made in accordance with the procedures set forth in our Bylaws and described in the following question, and not the procedures set forth in the preceding question.
4.     HOW CAN A STOCKHOLDER SUBMIT A PROPOSAL FOR THE 2027 ANNUAL MEETING OF STOCKHOLDERS?

Proposals received from common stockholders in accordance with Rule 14a-8 under the Exchange Act are given careful consideration by our Compensation Committee and our Board. If a common stockholder intends to present a proposal at the 2027 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act, in order for such stockholder proposal to be included in our proxy statement and proxy card for that meeting, the stockholder proposal must be received by our Secretary at AGNC Investment Corp., 7373 Wisconsin Avenue, 22nd Floor, Bethesda, Maryland 20814, on or before November 6, 2026, unless the date of the 2027 annual meeting of stockholders has been changed by more than 30 days from April 16, 2027, in which event the deadline is a reasonable time before we begin to print and send our proxy materials.

If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, the proposal will be included in our proxy statement and proxy card relating to such meeting. Nothing in the response to this question shall be deemed to require us to include any stockholder proposal that does not meet all the requirements for such inclusion established by the SEC in effect at that time.
In order for a proposal by a common stockholder submitted outside of Rule 14a-8, including any nominations for election to the Board made by common stockholders, to be considered at the 2027 annual meeting of stockholders, such proposal must be made by written notice (setting forth the information required by our current Bylaws) and received by our Secretary not less than 90 and not more than 120 days in advance of the 2027 annual meeting.
Such proposals should be submitted by certified mail, return receipt requested.
5.    HOW CAN I OBTAIN A COPY OF THE COMPANY’S 2025 ANNUAL REPORT ON FORM 10-K AND OTHER SEC FILINGS?

A copy of our 2025 annual report on Form 10-K containing audited financial statements was delivered or made available with this proxy statement. Additional copies of our 2025 annual report on Form 10-K (without exhibits, unless otherwise requested) are available in print, free of charge, to stockholders requesting a copy by writing to: AGNC Investment Corp., Investor Relations, 7373 Wisconsin Avenue, 22nd Floor, Bethesda, Maryland 20814, or by calling (301) 968-9300. You may review our filings with the SEC by visiting the SEC’s home page on the internet at http://www.sec.gov or by visiting the Investors section of our web site at ir.agnc.com/financial-information/sec-filings.

AGNC INVESTMENT CORP. - Proxy Statement	53

QUESTIONS AND ANSWERS ABOUT THE 2026 ANNUAL MEETING AND VOTING
QUESTIONS AND ANSWERS ABOUT THE 2026 ANNUAL MEETING AND VOTING
1.    WHY DID I RECEIVE THESE PROXY MATERIALS?

Our Board is furnishing this proxy statement to you to solicit proxies on its behalf to be voted at the 2026 Annual Meeting on Thursday, April 16, 2026, at 9:00 a.m., Eastern Time. This year’s Annual Meeting will be held in a virtual format only through a live audio webcast.
All properly executed written proxies, and all properly completed proxies submitted by telephone or by the internet, that are timely delivered pursuant to this solicitation, will be voted at the Annual Meeting in accordance with the directions given in the proxy unless the proxy is revoked before the completion of voting at the meeting. The proxies also may be voted at any postponement or adjournment of the meeting.
2.    WHAT ITEMS WILL BE CONSIDERED AND VOTED ON AT THE ANNUAL MEETING?

Proposal	Board Recommendations
1) Election of ten directors, each to serve a one-year term and until his or her successor is elected and qualified	FOR each of the nominees of the Board of Directors
2) Approval of an advisory resolution on executive compensation	FOR the advisory resolution
3) Ratification of the appointment of Ernst & Young LLP to serve as our independent public accountant for the year ending December 31, 2026	FOR the ratification of appointment
The Board does not intend to bring other matters before the Annual Meeting except items incidental to the conduct of the meeting. However, on all other matters properly brought before the meeting, or any postponement or adjournment thereof, by the Board or others, the persons named as proxies in the accompanying proxy card, or their substitutes, will vote in accordance with their discretion.
3.    WHAT IS A PROXY?

It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. Peter J. Federico and Kenneth L. Pollack have been designated as proxies by the Board for the Annual Meeting.
4.    WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

The record date for the Annual Meeting is February 20, 2026 (the “record date”). The record date is established by the Board and only common stockholders of record at the close of business on the record date are entitled to:
a.    receive notice of the meeting; and
b.    vote at the meeting and any postponement or adjournment of the meeting.
Each common stockholder of record on the record date is entitled to one vote for each share of common stock held. On the record date, there were 1,123,239,319 shares of common stock outstanding.

5.    WHAT IS THE DIFFERENCE BETWEEN A STOCKHOLDER OF RECORD AND A STOCKHOLDER WHO HOLDS STOCK IN STREET NAME?

If your shares of common stock are registered in your name on the books and records of our transfer agent, you are a common stockholder of record.
If your shares of common stock are held for you through an intermediary in the name of your broker, bank, or other nominee, your shares are held in street name. The answer to Question 10 below describes brokers’ discretionary voting authority and when your broker, bank, or other nominee is permitted to vote your shares of common stock without instructions from you. For shares held through a benefit or compensation plan or a broker, bank, or other nominee, you may vote by submitting voting instructions to your plan trustee, broker, bank, or nominee. If you attend the virtual Annual Meeting, you may withdraw your proxy and vote online during the meeting consistent with the voting instructions provided in Question 14.
It is important that you vote your shares of common stock if you are a stockholder of record and, if you hold shares in street name, that you provide appropriate voting instructions to your broker, bank, or other nominee as discussed in the answer to Question 10 below.

54	AGNC INVESTMENT CORP. - Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE 2026 ANNUAL MEETING AND VOTING
6.    WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES OF COMMON STOCK?

You may submit your proxy or vote your shares of our common stock by any of the following methods:
By Telephone or the Internet—Common stockholders can vote their shares via telephone or the internet as instructed in the proxy card or the voting instruction form. The telephone and internet procedures are designed to authenticate a stockholder’s identity, to allow common stockholders to vote their shares, and to confirm that their instructions have been properly recorded.

By Mail—A common stockholder who receives a paper proxy card or voting instruction form or requests a paper proxy card or voting instruction form by telephone or internet may elect to vote by mail and should complete, sign, and date the proxy card or voting instruction form and mail it in the pre-addressed envelope that accompanies the delivery of the proxy card or voting instruction form. For common stockholders of record, proxy cards submitted by mail must be received by the date and time of the Annual Meeting. For common stockholders who hold their shares through an intermediary, such as a broker, bank, or other nominee, the voting instruction form submitted by mail must be mailed by the deadline imposed by your broker, bank, or other nominee for your shares to be voted.
Online during the Meeting—Shares of common stock may be voted online during the Annual Meeting consistent with the instructions detailed in Question 14.
7.    WHO COUNTS THE VOTES?

A representative of Broadridge Investor Communication Solutions, Inc. will serve as the inspector of election and will receive and tabulate the proxies and certify the results.
8.    WHAT IF A STOCKHOLDER DOES NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY?

Stockholders should specify their voting choice for each matter on the accompanying proxy. If no specification is made, such shares will be voted “FOR” the election of the ten director nominees, “FOR” the advisory resolution on executive compensation, and “FOR” the ratification of the appointment of Ernst & Young LLP as our independent public accountant for the year ending December 31, 2026.

9.    WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares.
We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare Investor Services. Computershare’s address is P.O. Box 43006; Providence, RI 02940-3006; you can reach Computershare at 1-800-733-5001 (from within the United States or Canada) or 781-575-3400 (from outside the United States or Canada) or via their Investor Centre™ portal at www.computershare.com/investor.
10.    WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

Stockholders of Record—If you are a stockholder of record (see Question 5 above), your shares of common stock will not be voted if you do not provide your proxy unless you vote online during the Annual Meeting. It is important that you vote your shares.
Street Name Holders—If your shares of common stock are held in street name (see Question 5 above) and you do not provide your signed and dated voting instruction form to your broker, bank, or other nominee, your shares may be voted by your broker, bank, or other nominee but only under certain circumstances. Specifically, under applicable rules, shares held in the name of your broker, bank, or other nominee may be voted by your broker, bank, or other nominee on certain “routine” matters if you do not provide voting instructions.
The only proposals to be voted on at the Annual Meeting that are considered a “routine” matter for which brokers, banks, or other nominees may vote uninstructed shares is the ratification of the appointment of Ernst & Young LLP as the Company’s independent public accountant. The other proposals (specifically, the election of director nominees and the approval of the advisory resolution on executive compensation) are not considered “routine” under applicable rules, so the broker, bank, or other nominee cannot vote your shares on these proposals unless you provide to the broker, bank, or other nominee voting instructions for these matters. If you do not provide voting instructions on a non-routine matter, your shares of common stock will not be voted on the matter, which is referred to as a “broker non-vote.” It is, therefore, important that you vote your shares.
11.    ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

Abstentions and broker non-votes will not be counted as votes cast and will not affect the outcome of the votes at the Annual Meeting. See Question 10 above for more information about broker non-votes.
12.     HOW CAN I REVOKE A PROXY?

The enclosed proxy is solicited on behalf of the Board and is revocable at any time prior to the voting of the proxy, by the filing of an instrument revoking it, or a duly executed proxy bearing a later date, with our Secretary, addressed to our principal executive offices at 7373 Wisconsin Avenue, 22nd Floor, Bethesda, Maryland 20814. In the event that you attend the Annual Meeting, you may revoke

AGNC INVESTMENT CORP. - Proxy Statement	55

QUESTIONS AND ANSWERS ABOUT THE 2026 ANNUAL MEETING AND VOTING
your proxy and cast your vote personally online during the meeting. To attend the meeting online, please follow the procedures detailed in Question 14.
13.    WHO WILL PAY THE COST OF THIS PROXY SOLICITATION?

We will bear the cost of soliciting proxies on the accompanying form. In addition to the use of mail, our officers and employees may solicit proxies by telephone or email. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding our proxy materials to beneficial owners of our common stock. The Company has also retained D.F. King & Co., Inc. to assist in the solicitation of proxies in connection with the Annual Meeting and will pay D.F. King a fee of $10,000 for its services. In addition, the Company may pay D.F. King additional fees depending on the extent of additional services requested by the Company and will reimburse D.F. King for expenses incurred in connection with its engagement by the Company.

14.    HOW DO I OBTAIN ADMISSION TO THE ANNUAL MEETING?

Only stockholders of record of our common stock as of the close of business on February 20, 2026 are entitled to vote and submit questions during the meeting. If your shares are held in a bank or brokerage account, you are considered the “beneficial owner” of those shares. As outlined below, the procedures required to participate in the 2026 Annual Meeting vary depending on whether you are a stockholder of record or a beneficial owner.

Stockholders of Record: Visit www.virtualshareholdermeeting.com/AGNC2026 on the day of the meeting and log in by entering your 15-digit control number that appears on your notice, proxy card, or the instructions that accompanied your proxy materials. Options for voting and submitting questions will be available after logging in with your control number. No advance registration is necessary.

Beneficial Owners: To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/AGNC2026, you must enter the 16-digit control number which is located on your notice, proxy card, voting instruction form, or in the email sending you the Proxy Statement. You may contact the bank, broker, or other institution where you hold your account if you have questions about obtaining your control number. If you are a beneficial owner and did not receive a 16-digit control number, you should contact your bank, broker, or other nominee (preferably at least five days before the Annual Meeting) to obtain your control number in order to be able to attend, participate in, or vote at the Annual Meeting.

The online meeting will begin promptly at 9 a.m., Eastern Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Participants will be able to access the virtual meeting site 30 minutes before the meeting begins on April 16, 2026. Stockholders experiencing technical difficulties when logging into the virtual meeting platform may access technical assistance provided by Broadridge, the hosting platform for the Annual Meeting, toll-free in the United States at 844-986-0822 or internationally at 303-562-9302.

The virtual meeting platform is fully supported across most browsers (Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins.
15.    WILL STOCKHOLDERS BE ABLE TO ASK QUESTIONS AT THE MEETING?

The Annual Meeting will include a question and answer session and will address questions submitted in writing during the virtual meeting. We will endeavor to answer as many questions submitted by stockholders as time permits. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Company business in accordance with our rules of conduct for the meeting. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. Additional information regarding the rules and procedures for participating in the virtual Annual Meeting will be provided in our meeting rules of conduct, which stockholders can view during the meeting at the virtual meeting website.
16.    HOW MANY VOTES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

In order for us to conduct the Annual Meeting, holders representing a majority of our outstanding shares of common stock entitled to vote as of the close of business on the record date must be present online or by proxy at the meeting. This is referred to as a quorum.
Your shares are counted as present at the Annual Meeting if you attend the virtual meeting online and vote in person or if you properly return a proxy by internet, telephone, or mail.
Abstentions and broker non-votes will be considered present for the purpose of determining whether a quorum is present.

OTHER MATTERS
The Board does not intend to bring other matters before the Annual Meeting except items incidental to the conduct of the meeting. However, on all other matters properly brought before the meeting, or any postponement or adjournment thereof, by the Board or others, the persons named as proxies in the accompanying proxy card, or their substitutes, will vote in accordance with their discretion.

56	AGNC INVESTMENT CORP. - Proxy Statement

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 15, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/AGNC2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 15, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V83598-P45094

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AGNC INVESTMENT CORP.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Donna J. Blank	☐	☐	☐
1b. Morris A. Davis	☐	☐	☐
1c. Peter J. Federico	☐	☐	☐
1d. John D. Fisk	☐	☐	☐
1e. Christine L. Hurtsellers	☐	☐	☐
1f. Andrew A. Johnson, Jr.	☐	☐	☐
1g. Gary D. Kain	☐	☐	☐
1h. Prue B. Larocca	☐	☐	☐
1i. Paul E. Mullings	☐	☐	☐
1j. Frances R. Spark	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	**For**	**Against**	**Abstain**
2. Advisory vote to approve the compensation of our named executive officers.	☐	☐	☐
3. Ratification of appointment of Ernst & Young LLP as our independent public accountant for the year ending December 31, 2026.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on Thursday, April 16, 2026 at 9:00 AM ET:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V83599-P45094

AGNC INVESTMENT CORP.
Annual Meeting of Stockholders
April 16, 2026 9:00 AM ET
This proxy is solicited by the Board of Directors

Notice of 2026 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting to be held on April 16, 2026.

Peter J. Federico and Kenneth L. Pollack, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of AGNC Investment Corp. to be held on April 16, 2026 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side